                                                                     EXHIBIT 2.1


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                      WALDEN RESIDENTIAL PROPERTIES, INC.,

                             OLY HIGHTOP CORPORATION

                                       AND

                            OLY HIGHTOP PARENT, L.P.

                          DATED AS OF NOVEMBER 5, 1999

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                                TABLE OF CONTENTS

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                                                                                                ----
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                                              ARTICLE 1

                                              THE MERGER

         1.1      The Merger; Effective Time of the Merger.........................................3
         1.2      Closing..........................................................................3
         1.3      Effect of the Merger.............................................................3
         1.4      Organizational Documents.........................................................3
         1.5      Directors and Officers of Newco..................................................3
         1.6      Approval of Stockholder of Newco.................................................4

                                              ARTICLE 2

                                 EFFECT OF THE MERGER ON THE STOCK OF
                          THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

         2.1      Effect of the Merger on Stock of Constituent Entities............................4
                  (a)      Stock of Newco..........................................................4
                  (b)      Company Common Stock and Company Convertible Preferred Stock............4
                  (c)      Company Senior Preferred Stock and Company Redeemable Preferred
                           Stock...................................................................5
                  (d)      Company Warrants........................................................6
                  (e)      Treatment of Company Stock Options......................................6
                  (f)      Treatment of Company Restricted Stock...................................6
                  (g)      Reduction in Merger Consideration.......................................7
         2.2      Payment for Securities/Exchange of Certificates..................................7
                  (a)      Exchange Agent..........................................................7
                  (b)      Exchange Procedures.....................................................8
                  (c)      Distributions with Respect to Unexchanged Shares........................9
                  (d)      No Further Ownership Rights.............................................9
                  (e)      Termination of Exchange Fund...........................................10
                  (f)      No Liability...........................................................10
                  (g)      Lost, Stolen, or Destroyed Certificates................................11
                  (h)      Payment Procedures for Company Stock Options...........................11
                  (i)      Payment Procedures  for Company Warrants...............................11
                  (j)      Withholding of Tax.....................................................11
         2.3      Appraisal Rights................................................................12


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                                              ARTICLE 3

                                    REPRESENTATIONS AND WARRANTIES

         3.1      Representations and Warranties of the Company....................................12
                  (a)      Organization, Standing and Power........................................12
                  (b)      Capital Structure.......................................................13
                  (c)      Authority; No Violations; Consents and Approvals........................16
                  (d)      SEC Documents...........................................................18
                  (e)      Information Supplied....................................................18
                  (f)      Absence of Certain Changes or Events....................................19
                  (g)      No Undisclosed Material Liabilities.....................................20
                  (h)      No Default..............................................................20
                  (i)      Compliance with Applicable Laws.........................................20
                  (j)      Litigation..............................................................20
                  (k)      Taxes...................................................................21
                  (l)      Pension and Benefit Plans; ERISA........................................23
                  (m)      Labor and Employment Matters............................................25
                  (n)      Intangible Property.....................................................26
                  (o)      Environmental Matters...................................................27
                  (p)      Properties..............................................................29
                  (q)      Insurance...............................................................31
                  (r)      Opinion of Financial Advisor............................................31
                  (s)      Vote Required...........................................................31
                  (t)      Beneficial Ownership of Company Common Stock............................31
                  (u)      Brokers.................................................................31
                  (v)      Investment Company Act of 1940..........................................31
                  (w)      Amendment to Rights Agreement; State Takeover Laws......................32
                  (x)      Contracts...............................................................32
                  (y)      Stock Purchase Plan.....................................................34
                  (z)      Deferred Compensation Plan..............................................34
                  (aa)     Company Options.........................................................34
                  (bb)     Company Warrants........................................................34
                  (cc)     Rule 16b-3..............................................................35
                  (dd)     Information Systems.....................................................35
                  (ee)     Drever Partners, Inc. Stock Purchase Agreement..........................35
                  (ff)     Amendment and Restatement of Prior Agreement............................35
         3.2      Representations and Warranties of Parent and Newco...............................35
                  (a)      Organization, Standing and Power........................................36
                  (b)      Capital Structure.......................................................36
                  (c)      Authority; No Violations, Consents and Approvals........................37
                  (d)      Information Supplied....................................................38
                  (e)      Litigation..............................................................39
                  (f)      Brokers.................................................................39


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                  (g)      Sufficient Funds........................................................39
                  (h)      Interim Operations of Parent and Newco..................................39
                  (i)      Amendment and Restatement of Prior Agreement............................40

                                              ARTICLE 4

                                    COVENANTS RELATING TO CONDUCT
                                    OF BUSINESS PENDING THE MERGER

         4.1      Conduct of Business by the Company Pending the Merger............................40
                  (a)      Ordinary Course.........................................................40
                  (b)      Dividends; Changes in Stock.............................................40
                  (c)      Issuance of Securities..................................................41
                  (d)      Governing Documents.....................................................41
                  (e)      No Acquisitions.........................................................41
                  (f)      No Dispositions.........................................................41
                  (g)      No Dissolution, Etc.....................................................42
                  (h)      Accounting..............................................................42
                  (i)      Affiliate Transactions..................................................42
                  (j)      Insurance...............................................................42
                  (k)      Tax Matters.............................................................42
                  (l)      Certain Employee Matters................................................43
                  (m)      Indebtedness............................................................43
                  (n)      WROP Merger and WDOP Merger.............................................43
                  (o)      Company Rights under Rights Agreement...................................43
                  (p)      Contracts...............................................................43
                  (q)      Discharge of Liabilities................................................43
                  (r)      Drever Partners Stock Purchase Agreement................................44
                  (s)      Agreements..............................................................44
         4.2      No Solicitation by the Company...................................................44

                                              ARTICLE 5

                                        ADDITIONAL AGREEMENTS

         5.1      Preparation of S-4, Proxy Statement/Prospectus...................................46
         5.2      Letter of the Company's Accountants..............................................46
         5.3      Access to Information............................................................46
         5.4      Stockholders Meeting.............................................................47
         5.5      Approvals........................................................................47
         5.6      Agreements of Rule 145 Affiliates................................................48
         5.7      Employee Matters.................................................................48
         5.8      Stock Options....................................................................49
         5.9      Company Warrants.................................................................49
         5.10     Deferred Compensation Plan.......................................................49
         5.11     Directors' and Officers' Indemnification and Insurance...........................49

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         5.12     Agreement to Defend..............................................................50
         5.13     Public Announcements.............................................................50
         5.14     Other Actions....................................................................51
         5.15     Advice of Changes; SEC Filings...................................................51
         5.16     Conveyance Taxes.................................................................51
         5.17     WDOP Merger and WROP Merger......................................................51
         5.18     Employee Loans...................................................................52
         5.19     Dividends........................................................................52
         5.20     Assistance.......................................................................52
         5.21     [INTENTIONALLY OMITTED]..........................................................53
         5.22     Proxy Solicitor..................................................................53
         5.23     Drever Partners Stock Purchase Agreement.........................................53
         5.24     Company Properties...............................................................53
         5.25     Extraordinary Payments Amount....................................................53
         5.26     Environmental Matters............................................................54

                                              ARTICLE 6

                                         CONDITIONS PRECEDENT

         6.1      Conditions to Each Party's Obligation to Effect the Merger.......................54
                  (a)      Company Stockholder Approval............................................54
                  (b)      Other Approvals.........................................................54
                  (c)      S-4.....................................................................54
                  (d)      No Injunctions or Restraints............................................54
                  (e)      HSR Act.................................................................55
         6.2      Conditions to Obligations of Newco to Effect the Merger..........................55
                  (a)      Representations and Warranties of the Company...........................55
                  (b)      Performance of Obligations of the Company...............................55
                  (c)      Consents Under Agreements...............................................55
                  (d)      WDOP Merger and WROP Merger.............................................55
                  (e)      Financing...............................................................55
                  (f)      Material Adverse Change or Effect.......................................55
                  (g)      Drever Partners Stock Purchase Agreement................................56
                  (h)      Legal Opinion...........................................................56
         6.3      Conditions to Obligations of the Company to Effect the Merger....................56
                  (a)      Representations and Warranties of Newco and Parent......................56
                  (b)      Performance of Obligations of the Company...............................56



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                                              ARTICLE 7

                                      TERMINATION AND AMENDMENT

         7.1      Termination......................................................................57
         7.2      Effect of Termination............................................................59
         7.3      Amendment........................................................................63
         7.4      Extension; Waiver................................................................63
         7.5      Procedure for Termination, Amendment, Extension or Waiver........................63

                                              ARTICLE 8

                                          GENERAL PROVISIONS

         8.1      Payment of Expenses..............................................................63
         8.2      Nonsurvival of Representations, Warranties and Agreements........................64
         8.3      Notices..........................................................................64
         8.4      Interpretation...................................................................65
         8.5      Counterparts.....................................................................65
         8.6      Entire Agreement; No Third Party Beneficiaries...................................65
         8.7      Governing Law....................................................................65
         8.8      No Remedy in Certain Circumstances...............................................66
         8.9      Assignment.......................................................................66
         8.10     Specific Performance.............................................................66
         8.11     No Affiliate Liability...........................................................66
         8.12     Schedule Definitions.............................................................67
         8.13     Effect of Amendment and Restatement..............................................67

EXHIBITS:

Exhibit A                  Amended and Restated WDOP Merger Agreement
Exhibit B                  Amended and Restated WROP Merger Agreement
Exhibit C                  Form of Voting Agreement
Exhibit D-1                WDOP Election and Consent Form (Class B Common
                           Unitholders)
Exhibit D-2                WDOP Election and Consent Form (Class B Preferred
                           Unitholders)
Exhibit D-3                WROP Election and Consent Form (Class C Common
                           Unitholders)
Exhibit D-4                WROP Election and Consent Form (Class D Common
                           Unitholders)
Exhibit E                  First Amended and Restated Agreement of Limited
                           Partnership of Parent
Exhibit F                  Form of Articles Supplementary for Newco Senior
                           Preferred Stock
Exhibit G                  Form of Articles Supplementary for Newco Redeemable
                           Preferred Stock
Exhibit H                  Drever Partners Stock Purchase Agreement
Exhibit I                  Form of Rule 145 Agreement
Exhibit J                  Form of Option Surrender Agreement, Release and
                           Waiver
Exhibit K                  Form of Second Amended and Restated Limited
                           Partnership Agreement of WDOP

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

Exhibit L                  Form of Second Amended and Restated Limited
                           Partnership Agreement of WROP
Exhibit M                  Form of Loan Repayment Agreement
Exhibit N                  Form of Legal Opinion of Locke Liddell & Sapp LLP

DISCLOSURE SCHEDULES:

Schedule A                 Stockholders with Voting Agreements
Schedule B                 Class B Common Unitholders with Powers of Attorney
Schedule C                 Class B Preferred Unitholders with Powers of Attorney
Schedule D                 Class C Common Unitholders with Powers of Attorney
Schedule E                 Class D Common Unitholders with Powers of Attorney

COMPANY DISCLOSURE SCHEDULE:

Schedule 3.1(a)            Company Subsidiaries
Schedule 3.1(b)            Company Capital Structure
Schedule 3.1(c)            Company Conflicts/Consents
Schedule 3.1(f)            Company Certain Changes or Events
Schedule 3.1(g)            Company Undisclosed Liabilities
Schedule 3.1(j)            Company Litigation
Schedule 3.1(k)            Company Tax Information
Schedule 3.1(l)            Company Pension and Benefit Plan and Related
                           Information
Schedule 3.1(m)            Company Labor Matters
Schedule 3.1(o)            Company Environmental Matters
Schedule 3.1(p)            Company Properties
Schedule 3.1(q)            Company Insurance
Schedule 3.1(x)            Company Contracts
Schedule 3.1(dd)           Company Information Systems
Schedule 4.1               Company Conduct of Business

PARENT/NEWCO DISCLOSURE SCHEDULE:

Schedule 3.2(g)            Parent/Newco Financing Commitments
Schedule 5.5(b)            Parent/Newco Transaction Consents
Schedule 5.25              Extraordinary Scheduled Payments


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                             INDEX OF DEFINED TERMS


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                                                                                                  Defined on Page #
                                                                                                  -----------------
Definition
         Acquiring Person........................................................................................31
         Affiliate...............................................................................................41
         Agreement................................................................................................1
         Articles of Merger.......................................................................................3
         Base Amount.............................................................................................59
         Break Up Fee............................................................................................58
         Cash Merger Consideration................................................................................4
         CERCLA..................................................................................................28
         Certificate..............................................................................................8
         Closing..................................................................................................3
         Closing Date.............................................................................................3
         Company..................................................................................................1
         Company 1994 Option Plan.................................................................................6
         Company Acquisition Proposal............................................................................43
         Company Bylaws...........................................................................................3
         Company Charter..........................................................................................3
         Company Common Stock.....................................................................................4
         Company Convertible Preferred Stock......................................................................4
         Company Deferred Compensation Plan......................................................................33
         Company Disclosure Schedule.............................................................................12
         Company Employee Benefit Plans..........................................................................23
         Company ERISA Affiliate.................................................................................23
         Company Incentive Plans..................................................................................6
         Company Intangible Property.............................................................................26
         Company Junior Preferred Stock..........................................................................13
         Company Litigation......................................................................................20
         Company LTIP.............................................................................................6
         Company Officers or Directors...........................................................................48
         Company Order...........................................................................................20
         Company Partnership.....................................................................................54
         Company Pension Plans...................................................................................23
         Company Permits.........................................................................................20
         Company Properties......................................................................................29
         Company Redeemable Preferred Stock.......................................................................4
         Company Rights..........................................................................................31
         Company Rights Agreement................................................................................31
         Company SEC Documents...................................................................................18
         Company Senior Preferred Stock...........................................................................4
         Company Series A Warrants................................................................................6
         Company Series B Warrants................................................................................6

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
                                                                                                  Defined on Page #
                                                                                                  -----------------

         Company Special Committee................................................................................1
         Company Stock Option.....................................................................................6
         Company Stock Purchase Plan..............................................................................6
         Company Superior Proposal...............................................................................44
         Company Warrants.........................................................................................6
         Confidentiality Agreement...............................................................................45
         Constituent Entities.....................................................................................3
         Distribution Date.......................................................................................31
         Drever Partners Stock Purchase Agreement................................................................34
         Effective Time...........................................................................................3
         Encumbrances............................................................................................15
         Environmental Laws......................................................................................26
         EPA.....................................................................................................28
         ERISA...................................................................................................22
         Exchange Act............................................................................................17
         Exchange Agent...........................................................................................7
         Exchange Fund............................................................................................7
         Extraordinary Capital Expenditures Payments.............................................................52
         Extraordinary Consent Payments..........................................................................52
         Extraordinary Payments Amount...........................................................................52
         Financing Commitments...................................................................................38
         GAAP....................................................................................................18
         Governmental Entity.....................................................................................17
         Governmental Payments...................................................................................52
         Hazardous Materials.....................................................................................27
         Holding.................................................................................................35
         HSR Act.................................................................................................17
         Information Systems.....................................................................................34
         Injunction..............................................................................................53
         Investment Company Act..................................................................................31
         knowledge...............................................................................................20
         Letter of Transmittal....................................................................................8
         Liquidated Damages Base Amount..........................................................................60
         Material Adverse Change.................................................................................12
         Material Adverse Effect.................................................................................12
         Material Breach.........................................................................................56
         Material Contracts......................................................................................33
         Merger...................................................................................................1
         Merger Vote.............................................................................................30
         MGCL.....................................................................................................3
         Net Cash Flow...........................................................................................13
         Net Operating Income....................................................................................13

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
                                                                                                  Defined on Page #
                                                                                                  -----------------

         Newco....................................................................................................1
         Newco Common Stock.......................................................................................4
         Newco Redeemable Preferred Stock.........................................................................5
         Newco Senior Preferred Stock.............................................................................5
         NYSE....................................................................................................17
         OP Transaction Documents.................................................................................2
         OP Transactions..........................................................................................2
         Option Consideration.....................................................................................6
         Parent...................................................................................................1
         Parent Affiliate........................................................................................65
         Parent Common Limited Partner Interests.................................................................35
         Parent Partnership Agreement.............................................................................5
         Parent Redeemable Preferred Unit.........................................................................5
         Parent Senior Preferred Unit.............................................................................5
         Parent/Newco Disclosure Schedule........................................................................35
         Parent/Newco Litigation.................................................................................38
         Parent/Newco Order......................................................................................38
         Preferred Stock Vote.....................................................................................5
         Prior Execution Date.....................................................................................1
         Property Restrictions...................................................................................29
         Proxy Statement/Prospectus..............................................................................17
         Qualifying Income.......................................................................................59
         REIT....................................................................................................21
         REIT Requirements.......................................................................................59
         Release.................................................................................................27
         Released Claims.........................................................................................61
         Remedial Action.........................................................................................27
         Required Consents.......................................................................................46
         Rule 145 Affiliates.....................................................................................47
         S-4.....................................................................................................18
         SDAT.....................................................................................................3
         SEC.....................................................................................................17
         Securities Act..........................................................................................18
         Series A Warrant Agreement...............................................................................6
         Stockholders Meeting....................................................................................46
         Subsidiary..............................................................................................13
         Surviving Entity.........................................................................................3
         Takeover Statute........................................................................................31
         Tax Protection Agreement................................................................................22
         Taxes...................................................................................................21
         Termination Date........................................................................................56
         Termination Expenses....................................................................................59


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
                                                                                                  Defined on Page #
                                                                                                  -----------------

         Termination Tax Opinion.................................................................................59
         Transaction Documents...................................................................................16
         Voting Agreement.........................................................................................2
         Voting Debt.............................................................................................14
         Warrant Agent...........................................................................................11
         Warrant Agreements.......................................................................................6
         Warrant Consideration....................................................................................6
         WDN Properties..........................................................................................14
         WDOP.....................................................................................................1
         WDOP Class B Common Units...............................................................................14
         WDOP Class B Preferred Units............................................................................14
         WDOP Election and Consent Form.......................................................................1, 50
         WDOP Merger..............................................................................................1
         WDOP Merger Agreement....................................................................................1
         WDOP Merger Sub..........................................................................................1
         WROP.....................................................................................................1
         WROP Class C Common Units...............................................................................14
         WROP Class D Common Units...............................................................................14
         WROP Merger..............................................................................................2
         WROP Merger Agreement....................................................................................1
         WROP Merger Sub..........................................................................................1
         Year 2000 Data..........................................................................................34




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

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of November 5, 1999 (this "Agreement"), to be effective as of September 24, 1999 (the "Prior Execution Date"), among Walden Residential Properties, Inc., a Maryland corporation (the "Company"), Oly Hightop Corporation, a Maryland corporation ("Newco"), and Oly Hightop Parent, L.P., a Delaware limited partnership ("Parent");

         WHEREAS, the Company, Parent and Newco are parties to that certain Agreement and Plan of Merger dated September 24, 1999 (the "Prior Agreement");

         WHEREAS, the Company, Parent and Newco desire to amend and restate the Prior Agreement in its entirety to contemplate the mergers of newly formed subsidiaries of Parent, rather than newly formed subsidiaries of WDOP and WROP, into WDOP and WROP, as applicable, and the receipt by certain limited partners of WDOP and WROP of cash, new securities of Parent, or a combination of cash and new securities of Parent pursuant to such mergers, and to clarify certain other matters;

         WHEREAS, the Board of Directors of the Company, upon the recommendation of a duly authorized special committee of independent directors (such committee, including any later reconstitution of such committee, the "Company Special Committee"), and the Board of Directors of Newco have approved and declared advisable this Agreement and the merger of the Company with and into Newco, with Newco being the surviving corporation, upon the terms and subject to the conditions of this Agreement (the "Merger"), and the general partner of Parent, the sole stockholder of Newco, has approved the Merger;

         WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, WDOP Merger Sub, L.P., a Delaware limited partnership ("WDOP Merger Sub"), and Walden/Drever Operating Partnership, L.P., a Delaware limited partnership ("WDOP"), are entering into an Amended and Restated Agreement and Plan of Merger (the "WDOP Merger Agreement"), a copy of which is attached as Exhibit A hereto, in connection with which (i) holders of WDOP Class B Common Units (as hereinafter defined) and WDOP Class B Preferred Units (as hereinafter defined) will (A) receive cash or (B) elect to receive new securities of Parent or a combination of new securities of Parent and cash, and (ii) immediately prior to the Merger, WDOP Merger Sub will merge with and into WDOP (the "WDOP Merger"), with WDOP as the surviving entity;

         WHEREAS, concurrently with the execution of this Agreement, Parent, Walden Operating, Inc., a Delaware corporation, WROP Merger Sub, L.P., a Delaware limited partnership ("WROP Merger Sub"), and Walden Residential Operating Partnership, L.P., a Delaware limited partnership ("WROP"), are entering into an Amended and Restated Agreement and Plan of Merger (the "WROP Merger Agreement"), a copy of which is attached as Exhibit B hereto, in connection with which (i) holders of WROP Class C Common Units (as hereinafter defined) and WROP

Class D Common Units (as hereinafter defined) will (A) receive cash or (B) elect to receive new securities of Parent or a combination of new securities of Parent and cash, and (ii) immediately prior to the Merger, WROP Merger Sub will merge with and into WROP (the "WROP Merger"), with WROP as the surviving entity (the WROP Merger Agreement, WDOP Merger Agreement, WDOP Election and Consent Forms (as hereinafter defined), WROP Election and Consent Forms (as hereinafter defined), the Second Amended and Restated Limited Partnership Agreement of WDOP, the Second Amended and Restated Limited Partnership Agreement of WROP and all other documents to be executed by the Company, Parent, Newco or their respective Affiliates in connection with the transactions contemplated thereby, shall be hereinafter referred to as the "OP Transaction Documents," and the transactions contemplated thereby shall be hereinafter referred to as the "OP Transactions");

         WHEREAS, effective as of the Prior Execution Date, concurrently with the execution of this Agreement, certain holders of the Company's stock named in Schedule A hereto are entering into agreements, each substantially in the form of Exhibit C hereto (each, a "Voting Agreement"), with Parent, Newco and the Company providing, among other things, that each such stockholder will vote, or cause to be voted at the Stockholders Meeting (as hereinafter defined) contemplated hereby, all of the shares of the Company's stock entitled to vote upon the Merger owned by each such stockholder at such time in favor of this Agreement, the Merger and the transactions contemplated hereby;

         WHEREAS, effective as of the Prior Execution Date, concurrently with the execution of this Agreement, certain limited partners of WDOP named in Schedule B and Schedule C hereto have executed a power of attorney authorizing Parent to execute and deliver WDOP Election and Consent Forms (as hereinafter defined), and certain limited partners of WROP named in Schedule D and Schedule E hereto have executed a power of attorney authorizing Parent to execute and deliver WROP Election and Consent Forms (as hereinafter defined), in each case providing, among other things, that each such limited partner has approved the WDOP Merger or the WROP Merger, as applicable, and has elected to receive new securities of Parent or a combination of new securities of Parent and cash, as of the effective time of the WDOP Merger, in the case of such limited partners of WDOP, and as of the effective time of the WROP Merger, in the case of such limited partners of WROP; and

         WHEREAS, the Company, Newco and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the OP Transactions and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as hereinafter defined), the Company shall be merged with and into Newco in accordance with the Maryland General Corporation Law (the "MGCL"), the separate corporate existence of the Company shall cease, and Newco shall continue as the surviving entity (Newco and the Company are sometimes referred to herein as the "Constituent Entities," and Newco is sometimes referred to herein as the "Surviving Entity"). As soon as practicable at or after the closing of the Merger (the "Closing") pursuant to Section 1.2 and Article 6, Newco and the Company shall file articles of merger prepared and executed in accordance with the relevant provisions of the MGCL (the "Articles of Merger") with the State Department of Assessments and Taxation of Maryland ("SDAT"). The Merger shall become effective upon the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT, or at such later time (but not to exceed 30 days after the Articles of Merger are accepted for record by the SDAT) specified in the Articles of Merger (the "Effective Time").

         1.2 Closing. The Closing shall take place at 9:30 a.m., Central time, on a date to be specified by the parties, which shall be no later than the twelfth business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties.

         1.3 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the MGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company shall vest in the Surviving Entity, and all debts, liabilities, obligations and duties of the Company shall become the debts, liabilities, obligations and duties of the Surviving Entity.

         1.4 Organizational Documents. At the Effective Time, the charter (as defined in Section 1-101 of the MGCL) (the "Company Charter") and the Restated Bylaws (the "Company Bylaws") of the Company in effect immediately prior to the Effective Time shall be the charter and bylaws of the Surviving Entity, until thereafter amended in accordance with their respective terms and applicable law.

         1.5 Directors and Officers of Newco. From and after the Effective Time, the directors and officers of Newco shall be the initial directors and officers of the Surviving Entity, and such directors and officers shall serve until their successors have been duly elected or appointed (in the case of officers) and qualified or until their death, resignation or removal from office in accordance with the Surviving Entity's charter and bylaws.

         1.6 Approval of Stockholder of Newco. By its execution and delivery of this Agreement, Parent hereby consents (in its capacity as the sole stockholder of Newco) to the Merger, this Agreement and the consummation of the transactions contemplated hereby and agrees that Parent will not (in its capacity as the sole stockholder of Newco) withdraw, revoke, rescind or alter such consent in any way without the prior written consent of the Company; provided, however, that nothing set forth in this Section 1.6 shall limit or otherwise qualify the rights of Parent or Newco to terminate this Agreement pursuant to the terms and subject to the conditions set forth in Article 7.

                                    ARTICLE 2

                      EFFECT OF THE MERGER ON THE STOCK OF
               THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

         2.1 Effect of the Merger on Stock of Constituent Entities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of Newco ("Newco Common Stock"), or common stock, par value $0.01 per share ("Company Common Stock"), of the Company, 9.0% Redeemable Preferred Stock, par value $0.01 per share ("Company Redeemable Preferred Stock"), of the Company, 9.16% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share ("Company Convertible Preferred Stock"), of the Company or 9.20% Senior Preferred Stock, par value $0.01 ("Company Senior Preferred Stock"), of the Company:

                  (a) Stock of Newco. The shares of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall not be converted or otherwise affected by the Merger and shall remain outstanding after the Merger as fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Entity.

                  (b) Company Common Stock and Company Convertible Preferred Stock. Other than any shares of stock of the Company which are held by the Company or any of its Subsidiaries (as hereinafter defined) or by Parent or any of its Subsidiaries, which shares shall be canceled and no consideration shall be received in exchange therefor, and subject to reduction pursuant to Section 2.1(g), (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $23.25 in cash, and (ii) each share of Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash equal to the sum of (A) the product of (1) $23.25 and (2) the number of shares of Company Common Stock into which such share of Company Convertible Preferred Stock would have been convertible immediately prior to the Effective Time and (B) accrued and unpaid dividends on the Company Convertible Preferred Stock to but excluding the Closing Date (the per share consideration described in clauses (i) and (ii), subject to reduction pursuant to Section 2.1(g), is referred to herein as the "Cash Merger Consideration"). Any amount payable to a holder of Company Convertible Preferred Stock will be rounded up to the nearest penny. All such shares of Company Common Stock and Company Convertible Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration to be paid in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest.

                  (c) Company Senior Preferred Stock and Company Redeemable Preferred Stock.

                          (i) If the Merger is approved and adopted by the
affirmative vote of both (A) the holders of at least two-thirds of the outstanding shares of Company Senior Preferred Stock entitled to vote thereon and (B) the holders of at least two-thirds of the outstanding shares of Company Redeemable Preferred Stock entitled to vote thereon, voting as separate classes (such affirmative votes, together, the "Preferred Stock Vote"), then (1) each share of Company Senior Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable unit of senior preferred limited partnership interest in Parent ("Parent Senior Preferred Unit") having the rights and preferences set forth in the First Amended and Restated Agreement of Limited Partnership of Parent, a form of which is attached hereto as Exhibit E (the "Parent Partnership Agreement"), (2) each share of Company Redeemable Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable unit of redeemable preferred limited partnership interest ("Parent Redeemable Preferred Unit") having the rights and preferences set forth in the Parent Partnership Agreement, and (3) each holder of Company Senior Preferred Stock and Company Redeemable Preferred Stock shall become a limited partner of Parent and shall be bound by the terms of the Parent Partnership Agreement. All such shares of Company Senior Preferred Stock and Company Redeemable Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder shall cease to have any rights with respect thereto except the right to receive the Parent Senior Preferred Units or Parent Redeemable Preferred Units, as the case may be, into which these shares are converted; or

                          (ii) (A) If the Preferred Stock Vote is not obtained,
then each share of Company Senior Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of 9.20% Senior Preferred Stock of Newco ("Newco Senior Preferred Stock") having the rights and preferences set forth in the Articles Supplementary designating the 9.20% Senior Preferred Stock of Newco attached as Exhibit F hereto (which rights and preferences are substantially identical to the existing rights and preferences of the Company Senior Preferred Stock), and (B) each share of Company Redeemable Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of 9.0% Redeemable Preferred Stock of Newco ("Newco Redeemable Preferred Stock") having the rights and preferences set forth in the Articles Supplementary designating the 9.0% Redeemable Preferred Stock of Newco attached as Exhibit G hereto (which rights and preferences are substantially identical to the existing rights and preferences of the Company Redeemable Preferred Stock). All such shares of Company Senior Preferred Stock and Company Redeemable Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive a certificate or certificates representing the shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as applicable, into which those shares are converted, and any unpaid dividends or distributions that such holder has the right to receive pursuant to Section 2.2(c), in each case to be issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest.

                  (d) Company Warrants. Subject to their earlier expiration in accordance with their respective terms, each warrant to purchase Company Common Stock then outstanding under (i) that certain Series A Warrant Agreement (the "Series A Warrant Agreement") dated as of December 27, 1996 between the Company and The First National Bank of Boston (the "Company Series A Warrants") and (ii) that certain Series B Warrant Agreement (together with the Series A Warrant Agreement, the "Warrant Agreements") dated as of October 1, 1997 between the Company and the First National Bank of Boston (the "Company Series B Warrants" and, together with the Company Series A Warrants, the "Company Warrants"), shall automatically be canceled and cease to exist and shall thereafter represent the right to receive for each share of Company Common Stock subject to such Company Warrant an amount in cash equal to the difference between (A) the amount of Cash Merger Consideration payable in respect of a share of Company Common Stock and
(B) the per share exercise price of such Company Warrants, as adjusted pursuant to Section 3.1(bb), to the extent such Cash Merger Consideration exceeds such per share exercise price (such amount in cash as described above being hereinafter referred to as the "Warrant Consideration"). The Warrant Consideration shall be paid pursuant to the procedures set forth in Section 2.2(i).

                  (e) Treatment of Company Stock Options. Each outstanding option (each, a "Company Stock Option") to purchase Company Common Stock that has been granted under the Company's Amended and Restated 1994 Stock Option Plan (the "Company 1994 Option Plan"), the Company's Long-Term Incentive Plan (the "Company LTIP") or the Company's 1998 Non-Qualified Employee Stock Purchase Plan (the "Company Stock Purchase Plan" and, collectively with the Company 1994 Option Plan and the Company LTIP, the "Company Incentive Plans"), whether or not then vested or exercisable, shall become fully vested and exercisable as of the Effective Time and shall automatically be canceled and cease to exist as of the Effective Time and shall be converted into the right to receive an amount in cash, if positive, equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the excess of (i) the per share Cash Merger Consideration minus (ii) the exercise price of such Company Stock Option (such product, the "Option Consideration"). No cash payment will be due in respect of such Company Stock Option or its termination if the amount set forth in clause (ii) exceeds the amount set forth in clause (i). The Option Consideration shall be paid pursuant to the procedures set forth in Section 2.2(h).

                  (f) Treatment of Company Restricted Stock. The Company shall take all actions necessary to provide that, as of the Effective Time, (i) all restrictions upon each outstanding share of restricted stock that has been granted under the Company LTIP shall terminate, (ii) each such share of restricted stock shall be converted into the right to receive the per share Cash Merger Consideration, and (iii) each share of restricted stock shall be canceled.

                  (g) Reduction in Merger Consideration. (i) Subject to the waiver rights of Parent and Newco set forth in Section 7.1(k), the amount, $23.25, used in Section 2.1(b)(i) will be reduced by a per share amount equal to the amount that is (A), subject to subsection (g)(iii), 79.89% of the Extraordinary Payments Amount (as hereinafter defined) divided by (B) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time; and

                           (ii) Subject to the waiver rights of Parent and Newco
set forth in Section 7.1(k), the amount, $23.25, used in Section 2.1(b)(ii) will be reduced by a per share amount equal to the amount that is (A) subject to subsection (g)(iii), 6.12% of the Extraordinary Payments Amount divided by (B) the aggregate number of shares of Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time.

                           (iii) The percentages set forth in subsections (g)(i)
and (g)(ii) shall be adjusted to take into account any splits, combinations or reclassifications of any equity interests or shares of capital stock, issuances of any other securities in respect of, in lieu of or in substitution for the Company's or any of its Subsidiaries' equity interests or capital stock, conversions of securities, exercise of stock options or other permitted changes in the number of outstanding shares of Company Common Stock or Company Convertible Preferred Stock.

        2.2 Payment for Securities/Exchange of Certificates

                  (a) Exchange Agent. (i) Immediately after the Effective Time, the Surviving Entity or Newco shall deposit with a bank or trust company designated by Newco and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock and Company Redeemable Preferred Stock, as applicable, for payment or exchange in accordance with this Article 2, through the Exchange Agent, (A) cash in an amount sufficient to pay the aggregate Cash Merger Consideration and (B) if the Preferred Stock Vote has not been obtained, certificates representing the shares of Newco Senior Preferred Stock and Newco Redeemable Preferred Stock (such cash and such shares of Newco Senior Preferred Stock and Newco Redeemable Preferred Stock, as the case may be, together with any dividends or distributions with respect thereto pursuant to Section 2.2(c), being hereinafter referred to as the "Exchange Fund"), in each case payable or issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock and Company Redeemable Preferred Stock, as applicable.

                           (ii) As soon as reasonably practicable after the
Effective Time, the Exchange Agent, pursuant to irrevocable instructions, shall deliver the aggregate Cash Merger Consideration and the Newco Senior Preferred Stock and the Newco Redeemable Preferred Stock, as the case may be, together with any dividends or distributions with respect thereto pursuant to Section 2.2(c), in each case contemplated to be paid and issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. (i) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock and Company Redeemable Preferred Stock (each, a "Certificate"), which holder's (A) shares of Company Common Stock or Company Convertible Preferred Stock were converted into the right to receive the Cash Merger Consideration, (B) shares of Company Senior Preferred Stock were converted either into the right to receive shares of Newco Senior Preferred Stock, if the Preferred Stock Vote was not obtained, or into the right to receive Parent Senior Preferred Units, if the Preferred Stock Vote was obtained, and (C) shares of Company Redeemable Preferred Stock were converted into the right to receive shares of Newco Redeemable Preferred Stock, if the Preferred Stock Vote was not obtained, or into the right to receive Parent Redeemable Preferred Units, if the Preferred Stock Vote was obtained, in each case as set forth in Section 2.1: (1) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent (except with respect to holders entitled to receive Parent Senior Preferred Units or Parent Redeemable Preferred Units, which holders shall automatically be admitted as limited partners as of the Effective Time), and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify, and (2) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Merger Consideration or certificates representing shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as applicable, together with any dividends or distributions with respect thereto pursuant to Section 2.2(c).

                           (ii) If the Preferred Stock Vote is not obtained,
upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and any other documents reasonably required by the Exchange Agent or the Surviving Entity, (A) the holder of a Certificate formerly representing shares of (1) Company Common Stock or Company Convertible Preferred Stock shall be entitled to receive in exchange therefor the applicable amount of Cash Merger Consideration, (2) Company Senior Preferred Stock shall be entitled to receive in exchange therefor, a certificate representing that number of whole shares of Newco Senior Preferred Stock and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c), and (3) Company Redeemable Preferred Stock shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Redeemable Preferred Stock and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c), in each case which such holder has the right to receive pursuant to the provisions of this Article 2; and (B) the Certificate so surrendered shall forthwith be canceled. If the Preferred Stock Vote has been obtained, (x) the holders of Company Senior Preferred Stock shall receive Parent Senior Preferred Units and shall be admitted as limited partners of Parent effective as of the Effective Time and (y) the holders of Company Redeemable Preferred Stock shall receive Parent Redeemable Preferred Units and shall be admitted as limited partners of Parent as of the Effective Time.

                           (iii) In the event of a transfer of ownership of
Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock or Company Redeemable

Preferred Stock, which is not registered in the transfer records of the Company, the appropriate amount of Cash Merger Consideration, if any, or a certificate representing the appropriate number of shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as the case may be, may be paid and issued to a transferee if the Certificate representing such Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock or Company Redeemable Preferred Stock is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (A) the appropriate amount of Cash Merger Consideration, in the case of a certificate representing Company Common Stock or Company Convertible Preferred Stock, as the case may be, or (B) the certificate representing shares of Newco Senior Preferred Stock or a limited partner interest in Parent, as the case may be, in the case of a certificate representing Company Senior Preferred Stock, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c) or (C) the certificate representing shares of Newco Redeemable Preferred Stock or a limited partner interest in Parent, as the case may be, in the case of a certificate representing shares of Company Redeemable Preferred Stock, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Newco Senior Preferred Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as the case may be, declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive, if the Preferred Stock Vote has not been obtained, shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as the case may be, represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (A) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as the case may be; and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as the case may be.

                  (d) No Further Ownership Rights. (i) All Cash Merger Consideration and, if the Preferred Stock Vote is not obtained, all shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, as the case may be, issued upon the surrender for exchange of shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred

Stock or Company Redeemable Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock or Company Redeemable Preferred Stock, subject, however, to the Surviving Entity's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock or Company Redeemable Preferred Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock or Company Redeemable Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article 2.

                           (ii) If the Preferred Stock Vote is obtained, all
Parent Senior Preferred Units or Parent Redeemable Preferred Units, as the case may be, issued upon the surrender for exchange of shares of Company Senior Preferred Stock or Company Redeemable Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Senior Preferred Stock or Company Redeemable Preferred Stock, subject, however, to Parent's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of the Company Senior Preferred Stock or Company Redeemable Preferred Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of Parent of the shares of Company Senior Preferred Stock or Company Redeemable Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article 2.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former stockholders of the Company on the six month anniversary of the Effective Time shall be delivered to the Surviving Entity upon demand, and any stockholders of the Company who have not theretofore received any applicable Cash Merger Consideration, Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, and any other dividends or distributions to which they are entitled under this Article 2 shall thereafter look only to Surviving Entity for payment of their claims with respect thereto and only as general creditors thereof.

                  (f) No Liability. None of Parent, the Surviving Entity or the Company shall be liable to any holder of shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock or Company Redeemable Preferred Stock, as the case may be, for any part of the Cash Merger Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity, shall, to the extent permitted by applicable law, become the property of the Surviving Entity free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                  (g) Lost, Stolen, or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the appropriate amount of Cash Merger Consideration payable in respect of shares of Company Common Stock or Company Convertible Preferred Stock and that number of whole shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock, which such holder has the right to receive pursuant to the provisions of this Article 2, and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c).

                  (h) Payment Procedures for Company Stock Options. Upon the later of the Effective Time and the surrender by the holder of a Company Stock Option by delivery of an Option Release Agreement (as hereinafter defined), the Surviving Entity shall pay to such holder the Option Consideration in respect thereof. No interest shall be paid or accrued on the Option Consideration. Until settled in accordance with the provisions of this Section 2.2, each Company Stock Option shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration. The surrender of a Company Stock Option in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Option.

                  (i) Payment Procedures for Company Warrants. Pursuant to
Section 5.9, the First National Bank of Boston (or its successor), as Warrant Agent (the "Warrant Agent"), shall deliver to the holders of Company Warrants notice of the Merger, which notice shall specify the reduced exercise price of the Company Warrants and the date as of which the holders of stock or other securities of the Company may exchange their shares of stock or other securities for property upon the Merger and shall specify that delivery shall be effected and risk of loss and title to the Company Warrants shall pass only upon delivery of the certificates representing the Company Warrants to the Warrant Agent. The notice shall include instructions for surrendering such certificates in exchange for the Warrant Consideration that such holder is entitled to receive pursuant to Section 2.1(d), which the Warrant Agent shall instruct the Company to transfer promptly to or upon the written order of such holder. No interest shall be paid or accrued on the Warrant Consideration. Any amount payable to a holder of Company Warrants will be rounded up to the nearest penny.

                  (j) Withholding of Tax. The Surviving Entity shall be entitled to deduct and withhold from the Cash Merger Consideration and any dividends or distributions otherwise payable pursuant to this Agreement to any holder of a Certificate, if any, or from any Option Consideration or Warrant Consideration payable pursuant to this Agreement to any holder of Company Stock Options or Company Warrants, such amount as the Surviving Entity (or any Affiliate thereof, as such term is defined in Section 4.1(i)) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of a Certificate, Company Stock Option or Company Warrant in respect of which such deduction and withholding was made by the Surviving Entity.

        2.3 Appraisal Rights. The holders of shares of Company Common Stock, Company Convertible Preferred Stock, Company Senior Preferred Stock and Company Redeemable Preferred Stock shall not be entitled to appraisal rights.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Newco as follows (which representations and warranties shall be deemed to have been made on and after the Prior Execution Date (except to the extent that a representation or warranty is made on or after another date or as of a specified date)), in each case as qualified by matters reflected on the disclosure schedule delivered by the Company to Parent on or prior to the Prior Execution Date (the "Company Disclosure Schedule") and made a part hereof by reference):

                  (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and each of its Subsidiaries (as defined below) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, and each of the Company and each of its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on the Company. The Company has heretofore delivered to Parent complete and correct copies of the Company Bylaws and the charter, bylaws or other organizational documents of each of the Company's Subsidiaries. All Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the Company Disclosure Schedule. Each owner and the respective amount of such owner's equity interest in each such Subsidiary is set forth on Schedule 3.1(a) of the Company Disclosure Schedule. Schedule 3.1(a) of the Company Disclosure Schedule sets forth a list of each jurisdiction in which the Company or a Company Subsidiary is qualified or licensed to do business and each assumed name under which any of them conducts business in any jurisdiction. As used in this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, any change, event or effect, whether or not foreseeable or known as of the Prior Execution Date, that, individually or in the aggregate with any such other changes, events or effects, is, or could reasonably be expected to be (whether or not such change, event or effect has, at the time in question, manifested itself in the Company's historical financial statements), materially adverse to the historical or near-term or long-term projected (a) business, (b) assets, (c) liabilities, (d) financial condition or
(e) results of operations (including, but not limited to, Net Operating Income (as defined below) and Net Cash Flow (as defined below)), in each case, of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, Material Adverse Change and Material Adverse Effect shall be determined in light of Parent's initial capital structure for the Surviving Entity, which capital structure is set forth in the letter of even date herewith from Parent to the Company. As used in this Agreement, "Net Operating Income" means rental and other property income minus property management and operating expenses and general and administrative expenses, and "Net Cash Flow" means Net Operating Income minus debt service payments of principal and interest, capital expenditures and other non-operating expenses. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries;
(iii) such party and/or any other Subsidiary of such party beneficially owns, directly or indirectly, at least 25% of the equity interests; or (iv) such party and/or any other Subsidiary of such party has a direct or indirect investment of $10 million or more in equity or indebtedness.

                  (b) Capital Structure. As of the Prior Execution Date, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which (A) 4,000,000 shares have been designated as Company Senior Preferred Stock, (B) 1,800,000 shares have been designated as Company Convertible Preferred Stock, (C) 2,000,000 shares have been designated as Company Redeemable Preferred Stock and (D) 350,000 shares have been designated as Series A Junior Participating Preferred Stock, par value $.01 per share (the "Company Junior Preferred Stock"). As of the Prior Execution Date, (1) 25,460,322 shares of Company Common Stock (including one Company Right, as hereinafter defined, for each outstanding share of Company Common Stock) are issued and outstanding; (2) 4,000,000 shares of Company Senior Preferred Stock are issued and outstanding; (3) 1,709,182 shares of Company Convertible Preferred Stock are issued and outstanding; (4) 1,568,275 shares of Company Redeemable Preferred Stock are issued and outstanding; (5) 500,000 shares of Company Common Stock are reserved for issuance pursuant to the Company Incentive Plans, of which 112,899 shares of Company Common Stock are issued but not yet vested under restricted stock grants; (6) 345,709 shares of Company Common Stock were issued under the Associates Loan Program and 106,600 shares were issued pursuant to the Company LTIP in connection with officer loans; (7) 2,983,620 shares of Company Common Stock are subject to issuance upon the exercise of options or awards granted to officers, directors or employees of Company and its Subsidiaries under the Company LTIP or the Company 1994 Option Plan;

(8) 4,000,000 Company Series A Warrants are issued and outstanding, and 5,233,247 Company Series B Warrants are issued and outstanding; (9) 1,949,493 shares of Company Common Stock are reserved for issuance upon conversion of the Company Convertible Preferred Stock; (10) 350,000 shares of Company Junior Preferred Stock are reserved for issuance under the Company Rights Agreement (as hereinafter defined); (11) 1,333,333-1/3 shares of Company Common Stock are subject to issuance, and are also reserved for issuance, upon exercise of the 4,000,000 Company Series A Warrants that are issued and outstanding, and 2,222,121 shares of Company Common Stock are subject to issuance, and are also reserved for issuance, upon exercise of the 5,227,853 Company Series B Warrants that are issued and outstanding and upon exercise of Company Series B Warrants that are issuable upon conversion of WDOP Class B Preferred Units (as defined below); (12) 3,611,483 shares of Company Common Stock are subject to issuance, and are also reserved for issuance, upon the exchange of WDOP Class B Common Units; (13) 429,938 shares of Company Redeemable Preferred Stock are subject to issuance, and are also reserved for issuance, upon the exchange of WDOP Class B Preferred Units; (14) 810,128 shares of Company Common Stock are subject to issuance, and are also reserved for issuance, upon the exchange of WROP Class C Common Units (as defined below); (15) 38,876 shares of Company Common Stock are subject to issuance, and are also reserved for issuance, upon the exchange of WROP Class D Common Units (as defined below); and (16) no Voting Debt (as defined below) is issued and outstanding in the Company or any Subsidiary of the Company. The Company is the sole general partner of WDOP and holds a one percent general partnership interest in WDOP. WDN Properties, Inc., a New York corporation and wholly owned Subsidiary of the Company ("WDN Properties"), holds a 53.95% limited partnership interest in WDOP. As of the Prior Execution Date, Class A limited partnership interests representing a 63.6070% interest in WDOP, 3,611,483 units of Class B common limited partnership interest in WDOP ("WDOP Class B Common Units"), constituting an interest of 17.3086% in WDOP; Class C limited partnership interests representing a 3.5900% interest in WDOP; Class D limited partnership interests representing a 14.4754% interest in WDOP; and 429,938 units of Class B preferred limited partnership interest in WDOP ("WDOP Class B Preferred Units") are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights. Each WDOP Class B Common Unit is exchangeable for one share of Company Common Stock. Each WDOP Class B Preferred Unit is exchangeable for one share of Company Redeemable Preferred Stock and 3 1/3 Company Series B Warrants. Schedule 3.1(b) of the Company Disclosure Schedule sets forth the name, number and class of WDOP units of partnership interest and the percentage interest of each partner in WDOP. Walden Operating, Inc., a Delaware corporation and wholly owned Subsidiary of the Company, is the sole general partner of WROP and holds a one percent general partnership interest in WROP. WDN Properties holds a 77.3784% limited partnerships interest in WROP. As of the Prior Execution Date, Class A limited partnership interests representing an 83.2781% interest in WROP; 810,128 units of Class C limited partnership interest in WROP ("WROP Class C Common Units"), constituting an interest of 14.992% in WROP; and 38,876 units of Class D limited partnership interest in WROP ("WROP Class D Common Units"), constituting an interest of 0.7299% in WROP, are validly issued and outstanding, fully paid and nonassessable and not subject to preemptive rights. Each WROP Class C Common Unit and WROP Class D Common Unit is exchangeable for one share of Company Common Stock. Schedule 3.1(b) of the Company Disclosure Schedule sets forth the name, number and class of WROP units of partnership interest and the percentage interest of each partner in WROP. The term "Voting Debt" means bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of equity interests in the Company or any Subsidiary of the Company or Parent and Newco, as applicable, may vote. All outstanding shares of Company Common Stock, Company Senior Preferred Stock, Company Convertible Preferred Stock, and Company Redeemable Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Other than as set forth in the applicable organizational documents or under applicable securities law and except as set forth on Schedule 3.1(b) of the Company Disclosure Schedule, all outstanding equity interests of the Subsidiaries of the Company owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, are free and clear of all liens, pledges, charges, encumbrances, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, or other burdens, options or encumbrances of any kind ("Encumbrances"). Set forth in Schedule 3.1(b) of the Company Disclosure Schedule is a true and complete list of the following: (i) each outstanding qualified or non-qualified option to purchase Company Common Stock granted under the Company Incentive Plans or otherwise, the name of each holder of each such option and the exercise price and the number of shares subject to each such option; (ii) each grant of Company Common Stock to employees which is subject to any risk of forfeiture, the name of each holder of such restricted stock and the number of shares of such restricted stock held by each holder;
(iii) each outstanding Company Series A Warrant to purchase Company Common Stock and each outstanding Company Series B Warrant to purchase Company Common Stock and in each case, the name of each holder of such warrants and the number of warrants held by such holder; (iv) any obligation of the Company to issue Company Common Stock as a result of the transactions contemplated hereby and the total thereof; and (v) each loan made by the Company with respect to the purchase of Company Common Stock and the recipient, amount and principal terms thereof. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) of the Company Disclosure Schedule, there are issued and outstanding or reserved for issuance: (x) no shares of stock, Voting Debt or other voting securities of the Company; (y) no securities of the Company or any Subsidiary of the Company or securities or assets of any other entity convertible into or exchangeable for shares of stock, Voting Debt or other voting securities of the Company or any Subsidiary of the Company; and (z) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of stock or any Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Transaction Documents (as hereinafter defined) and the OP Transaction Documents, there are not as of the Prior Execution Date, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Subsidiary of the Company is a party or by which it is bound relating to the voting of any shares of the stock of the Company or partnership interests in WDOP or WROP that will limit in any way the solicitation of proxies or consents from, or the casting of votes by, the stockholders of the Company or the partners of WROP or WDOP with respect to the Merger or the other transactions contemplated by the OP Transaction Documents. Except as set forth in the applicable organizational documents of any Subsidiary of the

Company or as imposed and required by lenders in connection with bankruptcy remote or special purpose entities that are Subsidiaries, there are no restrictions on the Company's ability to vote the equity interests of any of its Subsidiaries. Except as set forth on Schedule 3.1(b) to the Company Disclosure Schedule, all dividends or distributions on securities of the Company that have been declared or authorized prior to the Prior Execution Date have been paid in full.

                  (c) Authority; No Violations; Consents and Approvals.

                           (i) The Board of Directors of the Company and the
Company Special Committee have approved and declared advisable the Merger and this Agreement, and have directed that the Merger and this Agreement be submitted for consideration at a special meeting of the stockholders of the Company. The directors of the Company have advised the Company and Parent and Newco that they intend to vote or cause to be voted all of the shares of Company Common Stock, Company Senior Preferred Stock and Company Redeemable Preferred Stock beneficially owned by them and their Affiliates in favor of approval of the Merger and this Agreement. The general partner of WDOP has approved the WDOP Merger and the WDOP Merger Agreement, and the general partner of WROP has approved the WROP Merger and the WROP Merger Agreement. The Company has all requisite power and authority to enter into this Agreement, the Loan Repayment Agreements (as hereinafter defined), the Voting Agreements and all other documents to be executed by the Company in connection with the transactions contemplated hereby and thereby (collectively, the "Transaction Documents") and, subject, with respect to the consummation of the Merger, to receipt of the Merger Vote (as hereinafter defined), to consummate the transactions contemplated hereby and thereby. Each Subsidiary that is a party to any OP Transaction Document has all requisite power and authority to enter into such OP Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the OP Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and each applicable Subsidiary, subject, with respect to the consummation of the Merger, to receipt of the Merger Vote. The Transaction Documents and the OP Transaction Documents have been duly executed and delivered by the Company and each applicable Subsidiary and, subject, with respect to the consummation of the Merger, to receipt of the Merger Vote, and assuming the Transaction Documents to which Parent and Newco are parties constitute the valid and binding obligation of Parent and Newco, constitute valid and binding obligations of the Company and each applicable Subsidiary, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) Except as set forth on Schedule 3.1(c) of the
Company Disclosure Schedule or on Schedule 5.5(b) to the Parent/Newco Disclosure Schedule, the execution and delivery of the Transaction Documents or the OP Transaction Documents by the Company or each applicable Subsidiary do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, require the consent or approval of any third party or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (A) the Company Charter or Company Bylaws or any provision of the comparable charter or organizational documents of any of the Company's Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or any guarantee by the Company or any of its Subsidiaries of any of the foregoing, (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in
Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Merger by the stockholders of the Company entitled to vote thereon has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B), (C) and
(D), any such conflicts, violations, defaults, rights, Encumbrances or detriments that, individually or in the aggregate, (1) have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company, or
(2) would not, or could not reasonably be expected to, materially impair the ability of the Company or any of its Subsidiaries to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby. The Required Consents (as hereinafter defined) that are listed on such Schedule 3.1(c) are indicated by an asterisk, it being understood that additional Required Consents are listed on Schedule 5.5(b) of the Parent/Newco Disclosure Schedule.

                           (iii) Except as set forth on Schedule 3.1(c) of the
Company Disclosure Schedule or as set forth in documents evidencing the tax-exempt bond indebtedness of the Company or any of its Subsidiaries, which documents have previously been made available to Parent and Newco, no consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents or OP Transaction Documents by the Company or each of its applicable Subsidiaries or the consummation by the Company or its applicable Subsidiaries of the transactions contemplated hereby or thereby, except for: (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a proxy statement in preliminary and definitive form relating to the meetings of the stockholders of the Company to be held in connection with the Merger (the "Proxy Statement/Prospectus") and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with the Transaction Documents or the OP Transaction Documents and the transactions contemplated hereby or thereby; (B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the State Department of Assessments and Taxation of Maryland; (C) the filing of certificates of merger with the Delaware Secretary of State in connection with the WDOP Merger and the WROP Merger; (D) filings with the New York Stock Exchange (the

"NYSE"); (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; (G) the filing, if applicable, of a pre-merger notification and report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder; and (H) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make
(1) has not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or (2) would not, or could not reasonably be expected to, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  (d) SEC Documents. The Company has made available to Parent and Newco a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1997 and prior to or on the Prior Execution Date (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC between January 1, 1997 and the Prior Execution Date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has no outstanding and unresolved comments from the SEC with respect to any of the Company SEC Documents. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated statements of income and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Company SEC Documents, there are no agreements, arrangements or understandings between the Company and any party who is at the Prior Execution Date or was at any time prior to the Prior Execution Date but after January 1, 1997 an Affiliate of the Company that are required to be disclosed in the Company SEC Documents. The books of account and other financial records of the Company are true, complete and correct in all material respects and are accurately reflected in all material respects in the financial statements included in the Company SEC Documents.

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Parent and Newco in connection with the issuance of shares of Newco Senior Preferred Stock, Newco Redeemable Preferred Stock, Parent Common Limited Partner Interests (as hereinafter defined), Parent Senior Preferred Units and/or Parent Redeemable Preferred Units, as the case may be, in the Merger, the WDOP Merger and the WROP Merger, as applicable (the "S-4"), will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement/Prospectus will, at the date mailed to stockholders of the Company or limited partners of WDOP and WROP, as applicable, or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement/Prospectus or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement/Prospectus, such event shall be so described, and the Company shall reasonably cooperate with Parent and Newco to cause such amendment or supplement to be promptly filed (if required to be filed) with the SEC and disseminated to the stockholders of the Company and limited partners of WDOP and WROP, as applicable. The Proxy Statement/Prospectus, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable law.

                  (f) Absence of Certain Changes or Events. Except as set forth on Schedule 3.1(f) of the Company Disclosure Schedule or as disclosed in or reflected in the Company SEC Documents, and except as contemplated by this Agreement, since the date of the most recent audited financial statements included in the Company SEC Documents to the Prior Execution Date, nothing has occurred that would have been prohibited by Section 4.1(a), (b), (c) (but, with respect to (c), only after June 30, 1999), (h), (i), (k), or (l)(iii) or (iv) if the terms of such subsections had been in effect as of and after such date of such financial statements, and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's stock; (ii) any amendment of any term of any outstanding equity security of the Company or any Subsidiary of the Company; (iii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary of the Company; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by the Company or any Subsidiary of the Company; (v) any amendment of any employment, consulting, severance, retention or any other agreement between the Company and any officer or director of the Company; or (vi) any change, event or effect that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

                  (g) No Undisclosed Material Liabilities. Except as set forth on Schedule 3.1(g) of the Company Disclosure Schedule or as disclosed in the Company SEC Documents, as of the Prior Execution Date, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute or determined, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of June 30, 1999 (including the notes thereto) contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; (ii) liabilities incurred in the ordinary course of business subsequent to June 30, 1999 which have not had, individually or in the aggregate, and could not reasonably be expected to have a Material Adverse Effect on the Company; and (iii) liabilities under this Agreement.

                  (h) No Default. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company Charter or Company Bylaws or the comparable charter or organizational documents of any of the Company's Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (i) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure so to hold has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. As of the Prior Execution Date, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending and of which the Company has knowledge (as hereinafter defined) or, to the knowledge of the Company as of the Prior Execution Date, is threatened, other than those the outcome of which has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. For purposes of this Agreement, "knowledge" means the actual knowledge of the executive officers of Parent, Newco or the Company, as applicable.

                  (j) Litigation. Except as disclosed in the Company SEC Documents or on Schedule 3.1(j) of the Company Disclosure Schedule and except for Company Litigation (as hereinafter defined) that both (i) is not covered by insurance and (ii) does not involve potential liability to the Company or any of its Subsidiaries in excess of $50,000, as of the Prior Execution

Date there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company ("Company Litigation"), and, as of the Prior Execution Date, the Company and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Company Litigation, nor as of the Prior Execution Date is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company ("Company Order"). Except for Company Litigation that both (i) is not covered by insurance and (ii) does not involve potential liability to the Company or any of its Subsidiaries in excess of $50,000, Schedule 3.1(j) of the Company Disclosure Schedule contains an accurate and complete list, as of the Prior Execution Date, of all Company Litigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries.

                  (k) Taxes. Except as set forth on Schedule 3.1(k) of the Company Disclosure Schedule:

                           (i) Each of the Company and its Subsidiaries (A) has filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects, and (B) has paid (or the Company has paid on its behalf) all Taxes (as defined below) shown on such returns and reports as required to be paid by it. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The Company and each Subsidiary of the Company has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable. Since June 30, 1999, the Company has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries, including claims by any taxing authority in a jurisdiction where the Company or any Subsidiary of the Company do not file Tax returns but in which any of them is or may be subject to taxation, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" includes all federal, state, local and foreign income, property, sales, use, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

                           (ii) The Company (A) for all taxable years commencing with the year ended December 31, 1993 through December 31, 1998, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a "REIT") and has satisfied all requirements to qualify as a REIT for such years, (B) will qualify as a REIT for the taxable year ending December 31, 1999 and the taxable year ending at the Effective

         Time, and (C) to the Company's knowledge, no challenge to the Company's status as a REIT is pending or threatened. Each Subsidiary of the Company which is a partnership, joint venture or limited liability company has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation.

                           (iii) All Taxes which the Company or the Company's Subsidiaries are required by law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities or are held in separate bank accounts for such purpose. There are no liens for Taxes upon the assets of the Company or the Company's Subsidiaries except for statutory liens for Taxes not yet due.

                           (iv) The Tax returns of the Company and the Company's Subsidiaries are not being and have not been examined or audited by any taxing authority for any past year or periods.

                           (v) Neither the Company nor the Company's
         Subsidiaries (A) have filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (B) are a party to any Tax allocation or sharing agreement.

                           (vi) The Company does not have any liability for the Taxes of any person other than the Company and the Company's Subsidiaries and the Company's Subsidiaries do not have any liability for the Taxes of any person other than the Company and the Company's Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

                           (vii) Neither the Company nor the Company's
         Subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under Section 280G of the Code. The Company and the Company's Subsidiaries have disclosed to the IRS all positions taken on its federal income Tax returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

                           (viii) Neither the Company nor any of its Subsidiaries has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements," except as disclosed in Schedule 3.1(k), true and correct copies of which have been made available to Parent and Newco. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to any Subsidiary of the Company that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of the Company or any of its Subsidiaries (including, without limitation, requiring the Company or any of its Subsidiaries to indemnify any person for any tax liabilities resulting from any such disposition), (ii) requires that the Company or any of its Subsidiaries maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Company Properties (as hereinafter defined), or (iii) requires that the Company or any of its Subsidiaries offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of the Company or any of its Subsidiaries.

                  (l) Pension and Benefit Plans; ERISA. Except as set forth on
Schedule 3.1(l) of the Company Disclosure Schedule or in the Company SEC
Documents:

                           (i) All "employee pension benefit plans," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code ("Company ERISA Affiliate") or to which the Company or any of its Subsidiaries or any Company ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the Effective Time (the "Company Pension Plans") intended to qualify under Section 401 of the Code so qualify and have been determined by the IRS to be qualified under Section 401 of the Code and, to the knowledge of the Company as of the Prior Execution Date, nothing has occurred with respect to the operation of the Company Pension Plans that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

                           (ii) No Company Pension Plan is subject to Title IV of ERISA.

                           (iii) There is no material violation of ERISA with respect to (A) the filing of applicable reports, documents, and notices with the Secretary of Labor and the Secretary of the Treasury regarding all "employee benefit plans," as defined in Section 3(3) of ERISA, the Company Pension Plans and all other material employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability (all such plans, other than the Company Pension Plans, being hereinafter referred to as the "Company Employee Benefit Plans") or (B) the furnishing of such documents to the participants or beneficiaries of the Company Employee Benefit Plans or Company Pension Plans.

                           (iv) Each Company Employee Benefit Plan and Company Pension Plan, related trust (or other funding or financing arrangement) and all amendments thereto are listed on Schedule 3.1(l), true and complete copies of which have been made available to Parent, as have the most recent summary plan descriptions, administrative service agreements, Form 5500s and, with respect to any Company Pension Plan intended to be qualified pursuant to Section 401 of the Code, a current determination letter.

                           (v) The Company Employee Benefit Plans and Company Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, there is no material liability for breaches of fiduciary duty in connection with the Company Employee Benefit Plans and Company Pension Plans, and neither the Company nor any of its Subsidiaries or any "party in interest" or "disqualified person" with respect to the Company Employee Benefit Plans and the Company Pension Plans has engaged in a material "prohibited transaction" within the meaning of
         Section 4975 of the Code or Section 406 of ERISA.

                           (vi) As of the Prior Execution Date, there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, the Company Employee Benefit Plans or the Company Pension Plans or their assets.

                           (vii) Except as described on Schedule 3.1(l) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including any retention bonuses or noncompetition payments) becoming due to any employee or group of employees of the Company or any of its Subsidiaries; (B) increase any benefits otherwise payable under any Company Employee Benefit Plan or Company Pension Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits. Except as described on
         Schedule 3.1(l) of the Company Disclosure Schedule, there are no severance agreements, noncompetition agreements or employment agreements between the Company or any of its Subsidiaries and any employee of the Company or such Subsidiary. True and complete copies of all severance agreements and employment agreements described on
         Schedule 3.1(l) of the Company Disclosure Schedule have been provided to Parent and Newco.

                           (viii) Neither the Company nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving compensation in excess of $100,000 except as are terminable upon one month's notice or less.

                           (ix) Neither the Company nor any of its Subsidiaries nor any Company ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

                           (x) No stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Employee Benefit Plan or Company Pension Plan.

                           (xi) The Company and its ERISA Affiliates have materially complied with the requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA regarding health care coverage under the Company Employee Benefit Plans.

                           (xii) No amount has been paid by the Company or any of its ERISA Affiliates, and no amount is expected to be paid by the Company or any of its ERISA Affiliates, which would be subject to the provisions of 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

                           (xiii) As to any Company Pension Plan intended to be qualified pursuant to Section 401(a) of the Code there has been no termination or partial termination of the plan within the meaning of
         Section 411(d)(3) of the Code.

                           (xiv) No act, omission or transaction has occurred which would result in the imposition on the Company or any Subsidiary of the Company of breach of fiduciary duty liability damages pursuant to Section 409 of ERISA, a civil penalty pursuant to Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

                           (xv) To the knowledge of the Company or any Subsidiary of the Company, there is no matter pending with respect to any Company Pension Plan or Company Employee Benefit Plan before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

                           (xvi) Each Company Employee Benefit Plan may be unilaterally amended or terminated in its entirety by the Company without liability except as to benefits accrued thereunder prior to amendment or termination.

                  (m) Labor and Employment Matters. Except as set forth on
Schedule 3.1(m) of the Company Disclosure Schedule or in the Company SEC
Documents:

                           (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

                           (ii) As of the Prior Execution Date, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries.

                           (iii) As of the Prior Execution Date, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries.

                           (iv) There is no strike, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, against or involving the Company or any of its Subsidiaries.

                           (v) Employees of the Company and its Subsidiaries are lawfully authorized to work in the United States according to federal immigration laws, except for such lack of authorization that does not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company.

                           (vi) The Company and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company.

                           (vii) As of the Prior Execution Date, there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, with respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to the Company Charter or Company Bylaws or any provision of the comparable charter or organizational documents of any of the Company's Subsidiaries, as provided in any indemnification agreement to which the Company or any Subsidiary of the Company is a party or pursuant to applicable law.

                  (n) Intangible Property. The Company and its Subsidiaries own, possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Company Intangible Property"), except where the failure to possess or have adequate rights to use such properties has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. All of the Company Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Company Intangible Property which forfeiture has resulted, or could reasonably be expected to result, in a Material Adverse Effect on the Company. To the knowledge of the Company, the use of the Company Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other person, and there have been no claims made, and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (o) Environmental Matters. For purposes of this Agreement:

                           "Environmental Laws" means all federal, state and local laws (including common laws), rules, regulations, ordinances, orders and decrees of any Governmental Entity or other legal requirements, whether now in existence or hereafter enacted and in effect at the time of Closing, relating to pollution or the protection of human health or the environment or natural resources of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity) (including, without limitation, ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of solid waste or Hazardous Materials, and any similar laws, rules, regulations, ordinances, orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

                           "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (ii) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (iii) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates);

                           "Release" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                           "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (i) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (iv) bring the applicable party into compliance with any Environmental Law.

                  Except as disclosed on Schedule 3.1(o) of the Company Disclosure Schedule:

                           (i) The operations of the Company and its Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, in all material respects;

                           (ii) The Company and its Subsidiaries have obtained and, until the Closing Date, will maintain all material permits, licenses and registrations, or applications relating thereto, and have made and, until the Closing Date, will make all material filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses;

                           (iii) The Company and its Subsidiaries are not subject to any outstanding material written orders issued by, or material contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person;

                           (iv) As of the Prior Execution Date, the Company and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law;

                           (v) Neither the Company nor any of its Subsidiaries has any material contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials;

                           (vi) The operations of the Company and its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the Prior Execution Date) or any applicable state equivalent, are in material compliance with applicable Environmental Laws;

                           (vii) As of the Prior Execution Date, there is not on or in any property of the Company or its Subsidiaries or any property for which the Company or its Subsidiaries are potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material;

                           (viii) No Company Property (as hereinafter defined) is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and the Company has no knowledge that any Company Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law; and

                           (ix) The existence of possible environmental problems on sites adjacent to Trinity Oaks Apartments (Dallas, Texas), Riverwalk Apartments (Conroe, Texas), Reflections of Highpoint (Dallas, Texas) and Casa Verde (Phoenix, Arizona) has not had, and could not reasonably be expected to have, a material adverse impact on such Company Properties. The Company shall use its commercially reasonable efforts to comply with the recommendations set forth in Schedule 3.1(o) to manage or remedy environmental concerns described therein.

                  (p) Properties.

                           (i) The Company or one of the Company's Subsidiaries owns fee simple title (or where indicated, leasehold estate) to each of the real properties identified in Schedule 3.1(p) to the Company Disclosure Schedule (the "Company Properties"), which are all of the real estate properties owned or leased by them, in each case (except as provided below) free and clear of Encumbrances. The Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building or land use, occupancy, or development (collectively, "Property Restrictions"), except for (A) Encumbrances and Property Restrictions relating to tax-exempt bond financing set forth on Schedule 3.1(p) to the Company Disclosure Schedule, (B) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided that they do not materially adversely affect the currently intended use of any Company Property, (C) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports or surveys have been delivered or made available to Parent), and (D) mechanics', carriers', workmen's, repairmen's and materialmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not, or could not reasonably be expected to, otherwise have a Material Adverse Effect on the Company. Except as provided on Schedule 3.1(p) to the Company Disclosure Schedule, valid policies of title insurance have been issued, insuring the Company's or its applicable Subsidiary's fee simple title or leasehold estate to the Company Properties in amounts at least equal to the value of such Company Properties at the time of the issuance of such policy, subject only to the matters disclosed above and on the Company Disclosure Schedule, and such policies are, at the Prior Execution Date, in full force and effect and no material claim has been made against any such policy. An on-the-ground survey of each of the Company Properties made prior to the Effective Time and prepared in accordance with ALTA/ACSM (or Texas equivalent) standards would not disclose any Encumbrance, Property Restriction or other matter affecting title which is not currently shown on an existing survey of such Company Property and which could materially adversely affect the value or operation of such Company Property or the ability to obtain mortgage financing on such Company Property.

                           (ii) Each Company Property (A) complies with the Property Restrictions or, to the extent that such Company Property does not comply, a written waiver therefor exists and may be relied upon by Parent, (B) each improvement on each Company Property lies outside of any flood plain or, if any such improvement lies within a flood plain, adequate insurance therefor is in full force and effect, and (C) each Company Property has access to and from a dedicated public right-of-way.

                           (iii) All properties currently under development or construction by the Company or the Company's Subsidiaries and all properties currently proposed for acquisition, development or commencement of construction prior to the Effective Time by the Company and the Company's Subsidiaries are listed as such on Schedule 3.1(p) to the Company Disclosure Schedule. All executory agreements entered into by the Company or any of its Subsidiaries relating to the development or construction of multifamily residential or other real estate properties (other than agreements for architectural, engineering, planning, accounting, legal or other professional services or agreements for material or labor) are listed on Schedule 3.1(p) to the Company Disclosure Schedule. Copies of such agreements, all of which have previously been delivered or made available to Parent and Newco, are listed on the Company Disclosure Schedule and are true and correct.

                  (q) Insurance. Schedule 3.1(q) of the Company Disclosure Schedule sets forth an insurance schedule of the Company's and each of its Subsidiaries' directors' and officers' liability insurance. The Company and each of its Subsidiaries maintains insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance). Except as set forth on Schedule 3.1(q), neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any existing material insurance policy of the Company or any of its Subsidiaries.

                  (r) Opinion of Financial Advisor. The Company has received the written opinion of J.P. Morgan Securities Inc. to the effect that, as of the Prior Execution Date, on the basis of and subject to the assumptions set forth therein, the cash consideration to be paid to the holders of the Company Common Stock and cash consideration to be offered to the holders of common limited partnership interests in WDOP and WROP in the transactions contemplated hereby is fair from a financial point of view to such holders. A copy of the written opinion described above has been delivered to Parent.

                  (s) Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company's stock necessary to approve the Merger (the "Merger Vote") if shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock are issued in the Merger. The Merger Vote and the Preferred Stock Vote are the only votes of the holders of any class or series of the Company's stock necessary to approve the Merger if Parent Senior Preferred Units and Parent Redeemable Preferred Units are issued in the Merger.

                  (t) Beneficial Ownership of Company Common Stock. Neither the Company nor its Subsidiaries "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding Company Common Stock or any of the Company's outstanding debt securities.

                  (u) Brokers. Except for the fees and expenses payable to J.P. Morgan Securities Inc., which fees are reflected in such firm's engagement letter with the Company (a copy of which has been delivered to Parent), no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents or the OP Transaction Documents based upon arrangements made by or on behalf of the Company.

                  (v) Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (w) Amendment to Rights Agreement; State Takeover Laws.

                           (i) The Board of Directors of the Company has adopted a resolution approving an amendment to the Rights Agreement dated as of March 26, 1998 between the Company and BankBoston, N.A. (the "Company Rights Agreement") to provide that none of the execution and delivery of this Agreement, the conversion of shares of Company Common Stock or Company Convertible Preferred Stock into the right to receive the Cash Merger Consideration in accordance with Article 2 of this Agreement, the issuance of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock or Parent Senior Preferred Units or Parent Redeemable Preferred Units, as the case may be, the consummation of the Merger or any other transaction contemplated by the Transaction Documents or the OP Transaction Documents will cause (A) the rights to purchase Company Junior Preferred Stock under the Company Rights Agreement (the "Company Rights") to be exercisable under the Company Rights Agreement, (B) Parent, Newco or any of their respective Subsidiaries or any of their respective stockholders or holders of partnership interests to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), or (C) any such event to be deemed a "Distribution Date" (as defined in the Company Rights Agreement).

                           (ii) The Company (A) has taken all action necessary to exempt the transactions contemplated by the Transaction Documents and the OP Transaction Documents from (x) the operation of any "fair price," "moratorium," "control share acquisition," "business combination," or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute") and (y) any ownership restrictions or limitations set forth in the Company Charter or Company Bylaws or the organizational documents of any Subsidiary of the Company and (B) has delivered to Parent true and complete copies of all resolutions of the Board of Directors of the Company, any amendments to the Company Bylaws and any other documents necessary to exempt such transactions pursuant to clause (A) above.

                  (x) Contracts.

                           (i) Except as disclosed in the Company SEC Documents or on Schedule 3.1(x) to the Company Disclosure Schedule, there is no contract or agreement that purports to limit in any material respect the names or the geographic location in which the Company or any Company Subsidiary may conduct its business.

                           (ii) Schedule 3.1(x) sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which the Company or any Company Subsidiary is a party or an obligor with respect thereto.

                           (iii) Except as set forth on Schedule 3.1(x), neither the Company nor any of the Company's Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of indebtedness with respect to any of the Company Properties.

                           (iv) Neither the Company nor any of the Company's Subsidiaries is a party to any agreement relating to the management of any of the Company Properties which is not terminable by the Company or such Subsidiary without penalty on less than 30 days notice except the agreements described on Schedule 3.1(x).

                           (v) Schedule 3.1(x) lists all agreements entered into by the Company or any of the Company's Subsidiaries providing for the sale of, or option to sell, any Company Properties or the purchase of, or option to purchase, any real estate which are currently in effect.

                           (vi) Except as set forth on Schedule 3.1(x), neither the Company nor any of its Subsidiaries has any continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned (other than non-material indemnification obligations relating to brokerage commissions, ordinary and customary title warranties, post-closing adjustments and customary contractual indemnification for pre-closing events upon sales of properties by the Company or any of its Subsidiaries), (B) to pay any additional purchase price for any of the Company Properties, or (C) to make any prorations or adjustments to prorations involving an amount in excess of $50,000 (other than real estate taxes) that may previously have been made with respect to any property currently or formerly owned by the Company.

                           (vii) Except as set forth on Schedule 3.1(x), there are no material outstanding contractual obligations of the Company or any of its Company Subsidiaries to provide any funds to, or make any investment (in the form of an advance, loan, extension of credit, capital contribution or otherwise) in, or which provide for the direct or indirect guarantee by the Company or any of its Subsidiaries (including by means of a take-or-pay or keepwell agreement) of the indebtedness, liabilities, obligations or financial condition of, any of the Company's Subsidiaries or any other person.

                           (viii) Except as set forth on Schedule 3.1(x), there are no indemnification agreements entered into by and between the Company and any director or officer of the Company or any of its Subsidiaries.

                           (ix) Except as set forth on Schedule 3.1(x), there are no contracts, agreements, commitments or arrangements that (A) create a material partnership, joint venture or similar arrangement,
         (B) require payments to be made in excess of $100,000 per year for goods and services or with respect to any licenses granted to or by the Company or any of its Subsidiaries, (C) grant any Encumbrance upon any material asset of the Company or any of its Subsidiaries or (D) were not made in the ordinary course of business and are material to the Company and its Subsidiaries, taken as a whole, in each of the cases set forth in clauses (A), (B), (C) and (D) which are not subject to termination within 30 days after the date of the execution and delivery thereof without penalty or payment by the Company (all such contracts, arrangements or agreements listed on Schedule 3.1(x) pursuant to clauses (i) through (ix), the "Material Contracts").

                  (y) Stock Purchase Plan. The Company has taken all action necessary, including (without limitation) causing its Board of Directors (or a committee thereof) to adopt resolutions, to provide that (i) the Company Stock Purchase Plan shall be suspended effective as of the last day of the Purchase Period (as defined in the Company Stock Purchase Plan) that commenced before the Prior Execution Date and ends on or after the Prior Execution Date, which Purchase Period begins on the first day of a calendar quarter and ends on the last day of such calendar quarter, so as to terminate temporarily the Company Stock Purchase Plan during all Purchase Periods, if any, occurring after such date until the Effective Time; (ii) the Company Stock Purchase Plan shall terminate permanently as of the Effective Time, at which time the number of whole shares of Company Common Stock which such participant would otherwise be entitled to purchase under the Company Stock Purchase Plan shall be converted into the right to receive the Option Consideration to which such participant is entitled pursuant to Section 2.1(e), and cash in the amount of any remaining account balance; and (iii) if the last day of a Purchase Period does not occur prior to the Closing Date, the Closing Date shall be deemed to be the last day of such Purchase Period for purposes of determining the purchase price of the Company Common Stock with respect to such Purchase Period.

                  (z) Deferred Compensation Plan. The Company has taken all actions necessary, including (without limitation) causing its Board of Directors (or a committee thereof) to adopt resolutions, to provide that the Company's Non-Qualified Deferred Compensation Plan (the "Company Deferred Compensation Plan") shall terminate, effective as of the Effective Time, and all vested and unvested account balances shall be distributed to such participants in accordance with the terms of such plan and the corresponding Trust Agreement dated as of October 1, 1998 between the Company and Delaware Charter and Guarantee Trust Company.

                  (aa) Company Options. The Company has taken all actions necessary, including (without limitation) causing its Board of Directors (or a committee thereof) to adopt resolutions, to provide that the Company Stock Options shall be automatically canceled as of the Effective Time and shall thereafter represent the right to receive the Option Consideration as set forth in Section 2.1 and to ensure that, following the Effective Time, no participant in the Company Incentive Plans or any other plans, programs or arrangements shall have any right thereunder to acquire or otherwise receive any capital stock of, or other equity or similar interests in, the Company, the Surviving Entity or any Affiliate thereof.

                  (bb) Company Warrants. The Company has taken all necessary action, including (without limitation) causing its Board of Directors (or a committee thereof) to adopt resolutions, to reduce the exercise price of the Company Warrants to an exercise price per share equal to $0.01 below the Cash Merger Consideration per share, effective immediately prior to the Effective Time.

                  (cc) Rule 16b-3. The Company has taken all necessary action, including (without limitation) causing its Board of Directors to adopt resolutions authorizing and approving the Merger, this Agreement and the transactions contemplated hereby, to exempt such transactions under Rule 16b-3 of the Exchange Act from the provisions of Section 16(b) of the Exchange Act.

                  (dd) Information Systems. The Company has formulated a plan in order to address the ability of the Company's information systems to process date and time data from, into and beyond the year 2000 ("Year 2000 Data"), and the ability of such systems to interact with third parties' systems and with or through electrical power, telecommunications and other utilities and services.
Schedule 3.1(dd) of the Company Disclosure Schedule identifies the Company's and its Subsidiary's information systems that are material to the operations of the Company and its Subsidiaries (the "Information Systems") and identifies for each such Information System (i) whether such Information System has been identified by the Company as being able to accurately process such Year 2000 Data, and (ii) if such Information System has not been identified by the Company as being able to accurately process Year 2000 Data, the plan and target date for replacing, updating or upgrading such Information System in order to be able to accurately process such data. Such plans are proceeding as scheduled and are being implemented at costs which do not exceed the costs expected by the Company and its Subsidiaries to be incurred with respect to their management information systems to enable them to function in the ordinary course of business. The Company is not aware of any facts or circumstances that create a reasonable basis for the Company to believe that, if the scheduled replacements, updates or upgrades continue to be made in accordance with the plans identified on Schedule 3.1(dd), the Company's Information Systems will be unable to accurately process such Year 2000 Data as of and after December 31, 1999. No client, customer, supplier or vendor, and no electric, telecommunications or other utility with whom the Company's or any Subsidiary's Information Systems interact, has notified the Company or such Subsidiary that the Information Systems, when used in combination with any information system of such person, will be unable to accurately process such Year 2000 Data.

                  (ee) Drever Partners, Inc. Stock Purchase Agreement. Concurrently with the execution of the Prior Agreement, WDOP, Marshall B. Edwards, Mark S. Dillinger, Michael E. Masterson and Drever Partners, Inc. have executed and delivered that certain Stock Purchase Agreement dated September 24, 1999, a copy of which is attached hereto as Exhibit H (the "Drever Partners Stock Purchase Agreement").

                  (ff) Amendment and Restatement of Prior Agreement. As of the date hereof, in accordance with Section 7.5 of the Prior Agreement, the Board of Directors of the Company and the Company Special Committee have taken all actions necessary to effect the amendment and restatement of the Prior Agreement pursuant to this Agreement.

         3.2 Representations and Warranties of Parent and Newco. Parent and Newco represent and warrant, jointly and severally, to the Company as follows (which representations and warranties shall be deemed to have been made on and after the Prior Execution Date (except to the extent that a representation or warranty is made on or after another date or as of a specified date), in each case as qualified by matters reflected on the disclosure schedule delivered by Parent and Newco to the

Company on or prior to the Prior Execution Date (the "Parent/Newco Disclosure Schedule") and made a part hereof by reference):

                  (a) Organization, Standing and Power. Newco is a corporation duly formed and validly existing under the MGCL and is in good standing with the State Department of Assessments and Taxation of Maryland, and Parent is a limited partnership duly formed and validly existing under the Delaware Revised Uniform Limited Partnership Act and is in good standing with the Delaware Secretary of State. As of the date hereof and as of the Closing Date, neither Newco nor Parent has any Subsidiaries, except that Newco is a wholly owned Subsidiary of Parent, and WROP Merger Sub and WDOP Merger Sub are Subsidiaries of Parent, and except for any newly created subsidiaries pursuant to Section
5.20. Newco has heretofore delivered to the Company complete and correct copies of its charter and Bylaws, and Parent has delivered to the Company complete and correct copies of its Certificate of Limited Partnership and the Parent Partnership Agreement, the Agreement of Limited Partnership of WROP Merger Sub and the Agreement of Limited Partnership of WDOP Merger Sub.

                  (b) Capital Structure. As of the date hereof, Oly Hightop Holding, L.P., a Delaware limited partnership ("Holding"), is the sole limited partner of Parent, and Oly Hightop Parent GP, LLC, a Delaware limited liability company and wholly owned subsidiary of Holding, is the sole general partner of Parent. As of the date hereof, the partnership interests of Parent consist of a
 .01% general partner interest held by Oly Hightop Parent GP, LLC and a 99.99% limited partnership interest held by Holding. As of the date hereof, Parent (i) has designated a class of partnership interests as Common Limited Partner Interests of Parent ("Parent Common Limited Partner Interests"), (ii) has designated a class of partnership interests as Senior Preferred Units, the precise number of which shall equal the number of issued and outstanding shares of Company Senior Preferred Stock immediately prior to the Effective Time, and
(iii) has designated a class of Redeemable Preferred Units, the precise number of which shall equal the number of issued and outstanding shares of Company Redeemable Preferred Stock immediately prior to the Effective Time. As of the date hereof, Holding is the only holder of a Parent Common Limited Partner Interest, and no Parent Senior Preferred Units or Parent Redeemable Preferred Units are issued and outstanding. As of the date hereof, the authorized stock of Newco consists of 1,000 shares of Newco Common Stock. As of the date hereof, (A) 100 shares of Newco Common Stock are issued and outstanding; (B) no shares of Newco Senior Preferred Stock are issued and outstanding, and no shares of Newco Redeemable Preferred Stock are issued and outstanding; and (C) no Voting Debt is issued and outstanding. Except as set forth in this Section 3.2(b), there are outstanding: (1) no equity interests, Voting Debt or other voting securities of Parent or Newco; (2) no securities of Parent, Newco or any Subsidiary of Parent or Newco or securities or assets of any other entity convertible into or exchangeable for equity interests, capital stock, Voting Debt or other voting securities of Parent or Newco or any Subsidiary of Parent or Newco; and (3) other than the subscription agreements set forth on Schedule 3.2(g) of the Parent/Newco Disclosure Schedule, no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent or Newco or any Subsidiary of Parent or Newco is a party or by which it is bound in any case obligating Parent or Newco or any Subsidiary of Parent or Newco to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional equity interests, capital stock or any Voting Debt or other voting securities of Parent or Newco or of any Subsidiary of Parent or Newco, or obligating Parent or Newco or any Subsidiary of Parent or Newco to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. When issued in accordance with this Agreement, the shares of Newco Senior Preferred Stock and Newco Redeemable Preferred Stock or Parent Senior Preferred Units and Parent Redeemable Preferred Units, as the case may be, issued pursuant to the Merger will be duly authorized and validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights.

                  (c) Authority; No Violations, Consents and Approvals.

                           (i) Each of Parent, Newco, WDOP Merger Sub and WROP
Merger Sub has all requisite power and authority to enter into the Transaction Documents and the OP Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents and the OP Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Parent, Newco, WDOP Merger Sub and WROP Merger Sub. The Transaction Documents to which Parent, Newco, WDOP Merger Sub or WROP Merger Sub is a party have been duly executed and delivered by each of Parent, Newco, WDOP Merger Sub and WROP Merger Sub as the case may be, and assuming the Transaction Documents to which the Company or any of its Subsidiaries is a party constitute the valid and binding obligation of the Company or its Subsidiary, as the case may be, constitute a valid and binding obligation of each of Parent, Newco, WDOP Merger Sub or WROP Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) The execution and delivery of the Transaction
Documents to which it is a party do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any Encumbrance upon any of the properties or assets of Parent or Newco or any of their Subsidiaries under, require the consent or approval of any third party lender or otherwise result in a material detriment to Parent or Newco or any of their Subsidiaries under, any provision of (A) the Parent Partnership Agreement, the Articles of Incorporation or Bylaws of Newco or any provision of the comparable charter or organizational documents of any of their Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Newco or any of their Subsidiaries or their respective properties or assets or any guarantee by Parent or Newco or any of their Subsidiaries of the foregoing, (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Newco or any of their Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B), (C) and
(D), any such conflicts, violations, defaults, rights, Encumbrances or detriments that, individually or in the aggregate, would not, or could not reasonably be expected to, materially impair the ability of Parent or Newco to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

                           (iii) No consent, approval, order or authorization
of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Parent or Newco or any of their Subsidiaries in connection with the execution and delivery by Parent or Newco of the Transaction Documents to which Parent or Newco is a party or the consummation by Parent or Newco of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of the S-4, such reports under
Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (B) the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; (D) filings under the HSR Act, if applicable; and (E) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make would not, or could not reasonably be expected to, materially impair the ability of Parent or Newco to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  (d) Information Supplied. None of the information supplied or to be supplied by Parent or Newco for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and none of the information supplied or to be supplied by Parent or Newco and included or incorporated by reference in the Proxy Statement/Prospectus will, at the date mailed to stockholders of the Company, at the time of the meeting of such stockholders to be held in connection with the Merger, at the date mailed to limited partners of WDOP and WROP or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Newco or any of their Subsidiaries, or with respect to other information supplied by Parent or Newco for inclusion in the Proxy Statement/Prospectus or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement/Prospectus, such event shall be so described, and such amendment or supplement shall be promptly filed (if required to be filed) with the SEC. The Proxy Statement/Prospectus, insofar as it relates to Parent or Newco or other Subsidiaries of Parent or Newco or other information supplied by Parent or Newco for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (e) Litigation. As of the Prior Execution Date, there is no suit, action or proceeding pending, or, to the knowledge of Parent or Newco, threatened against or affecting Parent or Newco or any Subsidiary of Parent or Newco ("Parent/Newco Litigation") and, as of the Prior Execution Date, none of Parent, Newco or their Subsidiaries have knowledge of any facts that are likely to give rise to any Parent/Newco Litigation, nor as of the Prior Execution Date is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent, Newco or any Subsidiary of Parent or Newco ("Parent/Newco Order").

                  (f) Brokers. Except for fees and expenses incurred in connection with the financing arrangements, fees and expenses payable to BancBoston Robertson Stephens, which fees are reflected in its engagement letter with Oly Hightop, LLC (a copy of which has been delivered to the Company), and the agreement regarding fee and expense sharing agreement between Oly Hightop, LLC, Westdale Asset Management, Ltd. and Westdale Properties America I, Ltd., which fees will be paid by Newco, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Parent or Newco.

                  (g) Sufficient Funds. After giving effect to the equity financing commitments of Holding, the equity financing commitment of Parent, the equity financing commitment of Newco, and the debt financing commitments of Parent or its Affiliates (collectively, including any such commitment the expiration date of which is extended, the "Financing Commitments"), all as described on Schedule 3.2(g) of the Parent/Newco Disclosure Schedule, and assuming that the gross proceeds from all debt financing commitments are at least $1,075,000,000, the Surviving Entity will have sufficient funds available to:

                           (i) assuming all Required Consents relating to the
assumption of indebtedness have been obtained, refinance or repay in cash all indebtedness for borrowed money of the Company or any Subsidiary of the Company that will become due as a result of the transactions contemplated by this Agreement or the WDOP Merger Agreement or the WROP Merger Agreement plus unpaid interest accrued thereon, and any prepayment, breakage or other costs associated with the repayment or refinancing, as the case may be;

                           (ii) pay all amounts required to be paid pursuant to
this Agreement and the WDOP Merger Agreement and the WROP Merger Agreement in connection with the closing of the transactions contemplated thereby; and

                           (iii) pay all fees, costs and expenses incurred by
Parent and Newco in connection with this Agreement, the WDOP Merger Agreement and the WROP Merger Agreement and the other transactions contemplated herein and therein.

                  (h) Interim Operations of Parent and Newco. Each of Parent, Newco, WDOP Merger Sub and WROP Merger Sub was formed by Holding solely for the purpose of engaging in the transactions contemplated hereby and, as of the Prior Execution Date and as of the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions, agreements and arrangements contemplated by this Agreement, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no assets and has conducted its operations only as contemplated hereby.

                  (i) Amendment and Restatement of Prior Agreement. As of the date hereof, in accordance with Section 7.5 of the Prior Agreement, the Board of Directors of Newco and the general partner of Parent have taken all actions necessary to effect the amendment and restatement of the Prior Agreement pursuant to this Agreement.

                                    ARTICLE 4

                          COVENANTS RELATING TO CONDUCT
                         OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business by the Company Pending the Merger. From the Prior Execution Date until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as described on Schedule 4.1 to the Company Disclosure Schedule or as expressly contemplated or permitted by this Agreement, or to the extent that Parent and Newco shall otherwise consent in writing):

                  (a) Ordinary Course. The Company and each of its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time. The Company will promptly notify Parent of any Material Adverse Change or of any litigation having potential liability to the Company or any of its Subsidiaries in excess of $50,000 or any governmental complaints, investigations or hearings involving the Company.

                  (b) Dividends; Changes in Stock. Except as contemplated by this Agreement and for transactions solely among the Company and its direct or indirect or wholly owned Subsidiaries, the Company shall not and it shall not permit any of its Subsidiaries to: (i) authorize, declare or pay any dividends on or make other distributions in respect of any of its equity interests, capital stock or partnership interests, except for (A) the authorization, declaration and payment of (1) regular quarterly cash dividends on Company Common Stock for the third quarter of the Company's 1999 fiscal year not to exceed $0.4825 per share (which dividend is payable in the fourth quarter), with usual record and payment dates, and (2) any regular quarterly dividend thereafter, but only in the minimum amount necessary to avoid (x) jeopardizing the Company's status as a REIT under the Code and (y) having positive real estate investment trust taxable income for the taxable year ending at the Effective Time, in either case, after notice to and consultation with Parent,
(B) the payment of regular quarterly cash dividends on the Company Convertible Preferred Stock, the Company Senior Preferred Stock and the Company Redeemable Preferred Stock in accordance with their respective terms, with usual record and payment dates, (C) the payment of any distributions to the partners of any limited partnerships that are Subsidiaries of the Company made in accordance with the requirements of the existing organizational documents of such Subsidiary limited partnerships and (D) the payment of regular quarterly cash dividends to stockholders of any corporations that are preferred stock Subsidiaries of the Company, with usual record and payment dates; (ii) split, combine or reclassify any of its equity interests or shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the Company's or a Subsidiary's equity interests or capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any equity interests or capital stock.

                  (c) Issuance of Securities. The Company shall not, and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any of its equity interests or capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt, other voting securities or convertible securities, other than: (i) the issuance of Company Common Stock upon the exercise of (A) stock options that were outstanding on the Prior Execution Date under the Company Incentive Plans, (B) Company Warrants that were outstanding on the Prior Execution Date and (C) Company Series B Warrants issued pursuant to clause (ii), and (ii) issuances of Company Common Stock, Company Redeemable Preferred Stock and/or Company Series B Warrants by the Company to partners of limited partnership Subsidiaries of the Company in accordance with the requirements of the existing organizational documents of such Subsidiaries, (iii) issuances by a wholly owned Subsidiary of the Company of such Subsidiary's capital stock or equity interests to its parent, and (iv) the issuance of Company Common Stock upon the conversion of shares of Company Convertible Preferred Stock in accordance with its terms.

                  (d) Governing Documents. Except as contemplated hereby or in connection herewith, the Company shall not amend or propose to amend the Company Charter or Company Bylaws and, except in connection with the OP Transactions, the Company shall cause its Subsidiaries not to amend or propose to amend any partnership agreement or other organizational documents of such Subsidiaries.

                  (e) No Acquisitions. Other than as described on Schedule 4.1 of the Company Disclosure Schedule or as requested pursuant to Section 5.20, the Company shall not, and it shall not permit any of its Subsidiaries to, acquire (or agree to acquire by merging or consolidating with, or by purchasing any equity interests in or any of the assets of, or by any other manner) any business, corporation, partnership, association or other business organization or division thereof, or any assets, in each case having a purchase price or consideration payable in excess of $50,000; provided, however, that the aggregate purchase price or consideration payable with respect to such acquisitions shall not exceed $500,000, in the aggregate.

                  (f) No Dispositions. Other than as described on Schedule 4.1 of the Company Disclosure Schedule or as requested pursuant to Section 5.20, the Company shall not, and it shall not permit any of its Subsidiaries to, sell or otherwise dispose of, or agree to sell or otherwise dispose of, any Company Properties or any of its material assets.

                  (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, including as requested pursuant to Section 5.20, the Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries.

                  (h) Accounting. The Company shall not, nor shall the Company permit any of its Subsidiaries to, make any changes in its accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

                  (i) Affiliate Transactions. Except for any transaction contemplated by the Transaction Documents or the OP Transaction Documents, the Company shall not, nor shall the Company permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of the Company.

                  (j) Insurance. The Company shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                  (k) Tax Matters. The Company shall not (i) make or rescind any material express or deemed election relating to Taxes (except as required by law or necessary to preserve the Company's status as a REIT or the status of any of the Company's Subsidiaries as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code) unless it is reasonably expected that such action will not materially and adversely affect the Company, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where the Company has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect the Company and except any settlement or compromise relating to contests or protests relating to property tax valuations undertaken by the Company in the ordinary course of business, or
(iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to materially and adversely affect the Company.

                  (l) Certain Employee Matters. The Company shall not and it shall not permit any of its Subsidiaries to: (i) hire or terminate any employee or consultant if the aggregate annual compensation of such employee or consultant exceeds $75,000; (ii) grant any increases in the compensation of, or pay any bonuses or noncompetition payments to, any of its directors, trustees, officers or employees; (iii) pay or agree to pay to any director, officer or employee, whether past or present, any pension, retirement or other employee benefit not required or contemplated by any of the existing Company Employee Benefit Plans or Company Pension Plans, as applicable, in each case as in effect on the Prior Execution Date; (iv) enter into any new, or amend any existing, employment or severance or termination agreement with any director, officer or employee; or (v) become obligated under any new Company Employee Benefit Plan or Company Pension Plan, which was not in existence or approved by the Board of Directors of the Company prior to the Prior Execution Date, or amend any such plan or arrangement in existence on the Prior Execution Date if such amendment would have the effect of materially enhancing any benefits thereunder; provided, however, that nothing in this Section 4.1(l) shall prohibit the Company from making the severance payments contemplated by the employment and consulting agreements set forth in Schedule 3.1(l) of the Company Disclosure Schedule and paying up to an aggregate amount of Two Million Dollars ($2,000,000) in retention bonuses to nonexecutive employees.

                  (m) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except regular borrowings under credit facilities made in the ordinary course of the Company's cash management practices), forgive any indebtedness, or guarantee any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or (ii) except in connection with the acquisitions listed on Schedule 4.1, create any mortgages, liens, security interests or similar other encumbrances on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof.

                  (n) WROP Merger and WDOP Merger. The Company shall not, nor shall it permit any of its Subsidiaries to, agree to amend, waive, modify or terminate any provision of the WDOP Merger Agreement or the WROP Merger Agreement or any other OP Transaction Document.

                  (o) Company Rights under Rights Agreement. The Company shall not redeem any of the Company Rights prior to the Effective Time unless required to do so by a court of competent jurisdiction.

                  (p) Contracts. The Company shall not, nor shall it permit any of its Subsidiaries to, materially amend or terminate, or waive compliance with the terms of or breaches under, any Material Contract, including (without limitation) the Company Rights Agreement, and shall not, nor shall it permit any of its Subsidiaries to, enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed on Schedule 3.1(x).

                  (q) Discharge of Liabilities. The Company shall not, nor shall it permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations recognized or disclosed in the most recent financial statements of the Company included in the Company SEC Documents.

                  (r) Drever Partners Stock Purchase Agreement. The Company shall not, nor shall it permit any of its Subsidiaries to, agree to amend, waive, modify or terminate any provision of the Drever Partners Stock Purchase Agreement.

                  (s) Agreements. The Company shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

         4.2 No Solicitation by the Company.

                  (a) From and after the Prior Execution Date and prior to the Effective Time, the Company agrees that:

                           (i) neither it nor any of its Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving, or any purchase of, 10% or more of the assets or any equity securities of the Company or any of the Company's Subsidiaries, other than the transactions contemplated by this Agreement (any such inquiry, proposal or offer being hereinafter referred to as a "Company Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to a Company Acquisition Proposal, or terminate or waive any provision of any confidentiality agreement with any person or otherwise take any action designed or reasonably likely to facilitate any effort or attempt to make or implement a Company Acquisition Proposal;

                           (ii) it will direct and cause its officers, directors, employees, agents, attorneys, accountants, financial advisors or other representatives not to engage in any of the activities in Section 4.2(a)(i), except to the extent expressly permitted in Section 4.2(b)(i);

                           (iii) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.2(a)(ii) of the obligations undertaken in this
         Section 4.2; and

                           (iv) it will notify Parent promptly if the Company receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it.

                  (b) Notwithstanding the foregoing, nothing contained in
Section 4.2(a) shall prohibit the Board of Directors of the Company from the following actions:

                           (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Company Acquisition Proposal if, and only to the extent that, (A) the Board of Directors of the Company determines in good faith, following consultation with and after considering the advice of its legal and financial advisors, that such action could reasonably be expected to result in a Company Superior Proposal (as hereinafter defined), (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides both oral and written notice to Parent to the effect that it is furnishing information to, or entering into discussions with, such person or entity, the material terms and conditions of such Company Acquisition Proposal and the identity of the person making such Company Acquisition Proposal and (C) upon any material change in the details (including amendments or proposed amendments) of any such Company Acquisition Proposal, the Company immediately informs Parent of such change orally and in writing, and

                           (ii) to the extent applicable, taking and disclosing to its stockholders a position as contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders with regard to a Company Acquisition Proposal if, in the good faith judgment of the Company's Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law;

provided, however, that, from and after the Prior Execution Date, neither the Board of Directors of the Company nor the Company Special Committee shall, except as specifically permitted pursuant to this Section 4.2, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal. Nothing in this Section 4.2 shall (x) permit the Company to enter into an agreement with respect to a Company Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with any person that provides for, or in any way facilitates, a Company Acquisition Proposal) or (y) affect any other obligation of the Company under this Agreement; provided, however, that the Board of Directors of the Company may approve and recommend a Company Superior Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, a "Company Superior Proposal" means an unsolicited bona fide Company Acquisition Proposal made by a third party which a majority of the members of the Board of Directors of the Company (or a duly constituted committee thereof charged with considering Company Acquisition Proposals) determines in good faith to be more favorable to the Company's stockholders from a financial point of view than the Merger (based on advice from the Company's independent financial advisor of nationally recognized reputation that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which any required financing is then committed or which, in the good faith reasonable judgment of the Board of Directors of the Company (or any such committee), based on advice from the Company's independent financial advisor, is reasonably capable of being financed by such third party (if financing is required), and which the Board of Directors of the Company determines, in its good faith reasonable judgment, is reasonably capable of being consummated without undue delay.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         5.1 Preparation of S-4, Proxy Statement/Prospectus. The Company shall promptly prepare and file with the SEC the Proxy Statement/Prospectus, and the Company, Parent and Newco shall prepare and file with the SEC the S-4 in which the Proxy Statement/Prospectus will be included as a prospectus in each case in form and substance reasonably satisfactory to each of the Company, Parent and Newco. Each of the Company, Parent and Newco shall use its commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep such S-4 effective as long as necessary to consummate the Merger. The Company shall agree to date the Proxy Statement/Prospectus as of the approximate date of mailing to its stockholders and shall use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders and the applicable limited partners of WDOP and WROP at the earliest practicable date. Newco shall use its commercially reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Newco Senior Preferred Stock and Newco Redeemable Preferred Stock in the Merger, and Parent shall use its commercially reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Parent Common Limited Partner Interests, Parent Senior Preferred Units and Parent Redeemable Preferred Units by Parent.

         5.2 Letter of the Company's Accountants. The Company shall use its commercially reasonable efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, the Company's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, Parent and Newco, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         5.3 Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent or Newco, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, as well as to its officers and employees and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent and Newco all other information concerning its business, properties and personnel as Parent or Newco may reasonably request. Each of Parent and Newco agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by the Transaction Documents or the OP Transaction Documents. The Confidentiality Agreement for Representatives dated July 2, 1999 between the Company and

Olympus Real Estate Corporation (the "Confidentiality Agreement") relating to the Confidentiality Agreement dated June 9, 1999 by Westdale Properties America I, Ltd. shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

         5.4 Stockholders Meeting. The Company shall call a meeting of its stockholders (the "Stockholders Meeting") to be held as promptly as practicable after the date hereof, but no sooner than 20 business days following the date that the Proxy Statement/Prospectus is mailed to stockholders of the Company, for the purpose of voting upon the Merger. Subject to the provisions of Section 4.2(b), the Company Special Committee and the Board of Directors of the Company shall recommend to the Company's stockholders entitled to vote thereon the approval of the Merger and this Agreement and not rescind such recommendation, and the Company shall use all commercially reasonable efforts to obtain approval of the Merger and this Agreement by its stockholders entitled to vote thereon. The Company shall use all commercially reasonable efforts to hold such meeting as soon as practicable, but no sooner than 20 business days following the date that the Proxy Statement/Prospectus is mailed to stockholders of the Company, after the date upon which the S-4 becomes effective.

         5.5 Approvals.

                  (a) Each party hereto shall cooperate and use all commercially reasonable efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by the Company or by Parent or Newco, or any of their respective Subsidiaries, in connection with the Merger, the WDOP Merger and the WROP Merger or the taking of any other action contemplated by the Transaction Documents or the OP Transaction Documents.

                  (b) For purposes of this Agreement, (i) all consents indicated by an asterisk on Schedule 3.1(c) of the Company Disclosure Schedule, (ii) all consents set forth on Schedule 5.5(b) of the Parent/Newco Disclosure Schedule,
(iii) any other consent that is required by any lender to consummate the transactions contemplated by the Transaction Documents, the OP Transaction Documents and the Financing Commitments and to which such lender is legally entitled and (iv) any other consent required by any third party (including credit enhancers, bond issuers, insurers, servicers or trustees) in connection with the financing, refinancing or assumption of indebtedness and changes in ownership or control contemplated in the Transaction Documents, the OP Transaction Documents and the Financing Commitments, are collectively referred to herein as the "Required Consents." Subject to the terms and conditions herein provided, each of the Company, Parent and Newco shall: (A) cooperate with one another in (1) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and (2) timely making all such filings and timely seeking all such consents (including, without limitation, the Required Consents), approvals, permits and authorizations, (B) use all commercially reasonable efforts to obtain in writing any consents (including, without limitation, the Required Consents) or waivers required from third parties to effectuate the transactions contemplated by the Transaction Documents and the OP Transaction Documents, such consents or waivers to be in form reasonably satisfactory to Parent and the Company, and to (C) take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by the Transaction Documents and the OP Transaction Documents, including the WROP Merger and the WDOP Merger; provided, however, that in connection with obtaining any consents, the Company will consult with Parent throughout the process of seeking such third party consent, including (without limitation), consulting Parent with respect to any payment that may be required to obtain such consent. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company, Parent or Newco shall take all such necessary action that is commercially reasonable. Notwithstanding the foregoing, neither Parent nor Newco shall be required to make any payment or grant any concession to extend the term of any Financing Commitment beyond the expiration date set forth in such Financing Commitment.

         5.6 Agreements of Rule 145 Affiliates. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the Stockholders Meeting, may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use all commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in substantially the form attached as
Exhibit I hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Newco Senior Preferred Stock or Newco Redeemable Preferred Stock or Parent Senior Preferred Units or Parent Redeemable Preferred Units, as the case may be, issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. The Company and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this Section 5.6 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein.

         5.7 Employee Matters. (a) The Company, Parent and Newco agree that all employees of the Company immediately prior to the Effective Time shall be employed by either Parent or Newco immediately after the Effective Time, it being understood that neither Parent nor Newco, as the case may be, shall have any obligations to continue employing such employees for any length of time thereafter.

                  (b) For a period of three months after the Effective Time, Newco or Parent (or any of their Affiliates), as the case may be, shall provide those employees of the Company and its Subsidiaries covered by the Company Employee Benefit Plans with benefits that are comparable, in the aggregate, to the benefits provided to such employees by the Company during the year prior to the Closing Date (excluding equity compensation plans and arrangements). Parent and Newco further agree that any present employees of the Company shall be credited for their service with the Company for purposes of eligibility, entitlement to benefits, and vesting in any plans provided by Parent, Newco (or any of their Affiliates), as the case may be, and all pre-existing conditions and exclusions shall be waived and expenses incurred by any employee for deductibles and co-payments in the portion of the year prior to the date an employee first became a participant in such plan shall be credited to the benefit of such employee under such plan in the year in which such employee's participation commenced.

                  (c) At the Effective Time, the Surviving Entity shall assume and perform each of the severance obligations described on Schedule 3.1(l) to the Company Disclosure Schedule.

         5.8 Stock Options. The Company shall use all commercially reasonable efforts to obtain, prior to the Effective Time, an executed Option Surrender Agreement, Release and Waiver from all holders of outstanding Company Stock Options in substantially the form attached as Exhibit J hereto.

         5.9 Company Warrants. The Company (a) shall deliver to the Warrant Agent, a certificate of a firm of independent public accountants describing the reduction in the exercise price of the Company Warrants set forth in Section 3.1(bb) and (b) at the earliest practicable time but not less than 30 days before the Closing Date, shall deliver to the Warrant Agent notice of the Merger, in each case in accordance with the provisions of the Warrant Agreements. The Company shall cause the Warrant Agent to promptly deliver notice of such adjustment in the exercise price of the Company Warrants and notice of the Merger to each holder of Company Warrants in accordance with the provisions of the Warrant Agreements at the earliest practicable time but not less than 20 days before the Closing Date.

         5.10 Deferred Compensation Plan. After the Effective Time, Parent or Newco shall use its commercially reasonable efforts to cause all vested account balances of participants in the Company Deferred Compensation Plan to be distributed to such participants in accordance with the terms of the plan and the corresponding Trust Agreement dated as of October 1, 1998 between the Company and Delaware Charter and Guarantee Trust Company.

         5.11 Directors' and Officers' Indemnification and Insurance.

                  (a) From and after the Effective Time, Parent shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Subsidiary of the Company (the "Company Officers or Directors") that is the same as the exculpation and indemnification provided to the Company Officers or Directors by the Company (including advancement of expenses, if so provided) immediately prior to the Effective Time in the Company Charter or Company Bylaws, in any separate indemnification agreements between the Company and its directors or officers or in any other Company Employee Benefit Plan or Company Pension Plan as in effect on the Prior Execution Date; provided, that such exculpation and indemnification covers actions or omissions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. Parent shall obtain and maintain in effect at the Effective Time and continuing until the sixth anniversary thereof "run-off" directors and officers liability insurance with a coverage amount and other terms and conditions no less favorable in the aggregate to the Company Officers or Directors than under the Company's current directors and officers liability insurance policy covering the directors and officers of the Company with respect to their service as such prior to the Effective Time; provided, however, that in no event shall Parent be required to pay a premium for such insurance in excess of 150% of the last annual premium paid by the Company prior to the Prior Execution Date, but if the premium required to obtain such coverage would exceed such maximum amount, Parent shall purchase as much coverage as possible for such maximum amount.

                  (b) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Company Officer or Director, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent and the Company. Parent agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Company Officer or Director, his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of Parent under this Section 5.11. The provisions of this Section 5.11 shall survive the Merger and are in addition to any other rights to which a Company Officer or Director may be entitled.

                  (c) In the event that Parent or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume expressly or by operation of law the obligations set forth in this Section 5.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Company Officer or Director.

         5.12 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

         5.13 Public Announcements. The parties hereto will consult with each other before issuing, and provide each other with the reasonable opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the transactions contemplated by the Transaction Documents or the OP Transaction Documents, and shall not issue any such press release or make any such public statement without the reasonable consent of the other party, except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other party is notified promptly by the disclosing party of such press release or public statement. The parties agree that the initial press release to be issued on or after the date of this Agreement with respect to the transactions contemplated by this

Agreement will be in the form agreed to by the parties hereto prior to the execution of the Agreement.

         5.14 Other Actions. From and after the Prior Execution Date, except as contemplated by this Agreement, none of the Company, Parent or Newco shall, nor shall the Company, Parent or Newco permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article 6 not being satisfied. Each of the parties agrees to use its commercially reasonable efforts to satisfy the conditions to the Closing set forth in this Agreement.

         5.15 Advice of Changes; SEC Filings. The Company shall confer with Parent on a regular basis, report on Company operational matters and promptly advise Parent orally and in writing of any change or event which has, or could reasonably be expected to have, a Material Adverse Effect on the Company. The Company or Parent, as the case may be, shall promptly provide each other (or their respective counsel) copies of all filings made by such party or its Subsidiaries with the SEC or any other state or federal Governmental Entity in connection with the Transaction Documents or the OP Transaction Documents and the transactions contemplated hereby or thereby.

         5.16 Conveyance Taxes. The Company, Parent and Newco will (a) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by the Transaction Documents or the OP Transaction Documents that are required or permitted to be filed on or before the Effective Time, (b) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any applicable exemptions to any such tax or fee, and (c) each pay any such tax or fee which becomes payable by it on or before the Effective Time.

         5.17 WDOP Merger and WROP Merger.

                  (a) The Company and Parent shall take all necessary action (i) to cause the WROP Merger and the WDOP Merger to be consummated immediately prior to the Effective Time (but on the Closing Date), which actions shall include the actions set forth in Section 5.1 and the distribution of election and consent forms to the holders of WDOP Class B Common Units and WDOP Class B Preferred Units, each substantially in the form of Exhibit D-1 and Exhibit D-2 hereto, respectively (each such form, a "WDOP Election and Consent Form"), and to the holders of WROP Class C Common Units and WROP Class D Common Units, each substantially in the form of Exhibit D-3 and Exhibit D-4 hereto, respectively (each such form, a "WROP Election and Consent Form") and (ii) thereafter, to cause the Second Amended and Restated Limited Partnership Agreement of WDOP and the Second Amended and Restated Limited Partnership Agreement of WROP to take effect. Each party agrees that the Second Amended and Restated Limited Partnership Agreement of WDOP shall be substantially in the form attached as Exhibit K hereto, and the Second Amended and Restated Limited Partnership of WROP shall be substantially in the form attached as



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

Exhibit L hereto; provided, however, that no party shall object to any nonsubstantive changes to such partnership agreements requested by any other party hereto prior to the Effective Time.

                  (b) The parties acknowledge that if a limited partner of WDOP or WROP does not execute and deliver a WDOP Election and Consent Form or a WROP Election and Consent Form, as applicable, on or before the date of the Stockholders Meeting, then such limited partner shall be entitled to receive only cash in the WDOP Merger or the WROP Merger, as applicable, and shall not be entitled to elect to receive new securities of Parent.

         5.18 Employee Loans. On or before the date hereof, the Company has delivered to Parent a Loan Repayment Agreement in substantially the form attached as Exhibit M hereto executed by each officer and director of the Company who has any outstanding loan from, or other debt obligation to, the Company, which loan was made, or debt obligation incurred, for the purpose of purchasing Company Common Stock. Prior to the Effective Time, the Company shall cause any of its other employees who has any outstanding loan from, or other debt obligations to, the Company, to execute and deliver a Loan Repayment Agreement in substantially the form attached as Exhibit M hereto. With respect to any loan from the Company to any of its employees, other than the persons who are parties to the employment or consulting agreements listed on Schedule 3.1(l) to the Company Disclosure Schedule, that was outstanding on the Prior Execution Date, the Company shall be entitled to forgive an amount of accrued interest on such loan equal to an amount determined by subtracting (a) dividends on the Company Common Stock (that was purchased with the proceeds of such loan) which are authorized and declared for any period after the third quarter of the Company's 1999 fiscal year (which dividend is payable in the fourth quarter) from (b) interest accrued on such loan after the payment of such third quarter dividend.

         5.19 Dividends. The Company shall authorize, declare and pay the minimum amount of preclosing dividends on Company Common Stock necessary to avoid (a) jeopardizing its status as a "real estate investment trust" under the Code and (b) having positive real estate investment trust taxable income for the taxable year ending at the Effective Time (provided that the foregoing shall not be deemed to limit the amount of dividends that are otherwise payable by the Company or Newco under the terms of this Agreement). In addition, the Company shall authorize, declare and pay any accrued and unpaid dividends to holders of Company Senior Preferred Stock and Company Redeemable Preferred Stock to but excluding the Closing Date immediately prior to the Effective Time.

         5.20 Assistance. From and after the Prior Execution Date, if Parent requests, the Company and its Subsidiaries shall cooperate, and shall use their commercially reasonable efforts to cause the Company's accountants to cooperate, in all reasonable respects in connection with any financing efforts (including, without limitation, the refinancing or assumption of existing indebtedness) of Parent or its Affiliates (including providing reasonable assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by Parent or its Affiliates with the SEC, all at the sole expense of Parent (or its Affiliates). From and after the Prior Execution Date, if Parent requests, the Company shall create new subsidiaries and effect mergers, and conversions of, among wholly owned Subsidiaries at the direction of Parent and, immediately prior to the Effective Time, shall transfer any assets and/or liabilities to such entities at the direction of Parent. In connection with the financing efforts of Parent and its Affiliates, the Company shall, and shall cause each of its Subsidiaries to, (i) furnish to its independent accountants (or, if requested by Parent, to Parent's independent public accountants), such customary management representation letters as its accountants may reasonably require of the Company or its Subsidiaries as a condition to its execution of any required accountants' consents necessary in connection with the delivery of any "comfort" letters requested by financing sources of Parent or its Affiliates and (ii) furnish to Parent all financial statements (audited and unaudited) and other information in the possession of the Company or its Subsidiaries or their representatives or agents as Parent shall reasonably determine are required in connection with such financing. At the request of Parent, the Company shall use its commercially reasonable efforts to cause its accountants to deliver to Parent's accountants the work papers relating to the preparation of the Company's financial statements or other financial calculations. The Company shall cooperate with Parent and Newco in obtaining surveys, title commitments and/or policies, engineering reports, environmental reports and appraisals with respect to the Company Properties.

         5.21 [INTENTIONALLY OMITTED].

         5.22 Proxy Solicitor. If requested by Parent, the Company shall engage, at the Company's expense, a proxy solicitor reasonably acceptable to Parent to assist in the solicitation of proxies from stockholders relating to the Merger Vote.

         5.23 Drever Partners Stock Purchase Agreement. The Company shall use its commercially reasonable efforts to cause the transactions contemplated by the Drever Partners Stock Purchase Agreement to be consummated at or immediately prior to the Effective Time in accordance with the Drever Partners Stock Purchase Agreement.

         5.24 Company Properties. To the extent of any noncompliance, the Company shall cause each Company Property to comply with the representations and warranties contained in Section 3.1(p) on or before the Closing or shall cause written waivers of compliance, upon which the Parent may rely with respect to any noncompliance, to be issued by appropriate parties in interest.

         5.25 Extraordinary Payments Amount. Prior to the Closing, the Company will make the expenditures set forth in paragraph 1 of Schedule 5.25 of the Parent/Newco Disclosure Schedule (the "Governmental Payments") and, except as indicated on Schedule 5.25 of the Parent/Newco Disclosure Schedule, paragraph 2 of Schedule 5.25 of the Parent/Newco Disclosure Schedule (the "Extraordinary Capital Expenditures"). Notwithstanding the failure of any such capital repairs set forth in paragraph 2 of Schedule 5.25 to be completed prior to the Closing, for purposes of calculating the reduction in Cash Merger Consideration pursuant to Section 2.1(g), the amount of the Extraordinary Capital Expenditures shall be deemed to be $2,557,695. The sum of the Governmental Payments, the Extraordinary Capital Expenditures Payments and any payments made in connection with obtaining any consents contemplated by Section 5.5(b) in excess of $2,500,000,


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

including (without limitation) the Required Consents (the "Extraordinary Consent Payments"), shall be referred to as the "Extraordinary Payments Amount."

         5.26 Environmental Matters. As promptly as practicable after the Prior Execution Date, the Company developed and implemented an operation and maintenance program at sites with asbestos-containing materials, lead paint or other conditions for which an operation and maintenance program is recommended as set forth in Schedule 3.1(o) and for any other material matters identified by environmental reports delivered after the Prior Execution Date. Neither the Company nor its Affiliates have, since the Prior Execution Date, or shall thereafter, engage in repairs, renovations or cause any disturbances at any of the sites set forth in Schedule 3.1(o) with respect to which sampling prior to any disturbance is recommended in Schedule 3.1(o).

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Company Stockholder Approval. The Merger and all other actions contemplated hereby that require the approval of holders of the Company Common Stock shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

                  (b) Other Approvals. All consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity as indicated in Section 3.1(c) or Schedule 3.1(c) to the Company Disclosure Schedule or Section 3.2(c) or Schedule 3.2(c) to the Parent/Newco Disclosure Schedule in connection with the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby shall have been made or obtained (as the case may be). Unless otherwise agreed to by the Company and Newco (which agreement shall not be unreasonably withheld), no such governmental consent, approval, permit or authorization shall then be subject to appeal.

                  (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Merger.

                  (e) HSR Act. If an HSR filing was required in connection with the transactions contemplated by this Agreement, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on the Company, Parent or Newco in connection therewith.

         6.2 Conditions to Obligations of Newco to Effect the Merger. The obligations of Newco to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by
Newco:

                  (a) Representations and Warranties of the Company. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of the Company contained herein that is modified by a materiality or Material Adverse Effect qualifier(s) shall not be further qualified hereby) as of the date made and as of the Closing Date as though made on and as of the Closing Date (to the extent that a representation and warranty speaks only as of a particular date, then as of the Closing Date such representation and warranty shall be made on and as of such particular date rather than as of the Closing
Date), and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

                  (c) Consents Under Agreements. Parent shall have been furnished with evidence reasonably satisfactory to it of the receipt of all Required Consents, and such Required Consents shall be in form and substance reasonably satisfactory to Parent.

                  (d) WDOP Merger and WROP Merger. The conditions precedent to the consummation of both the WDOP Merger and the WROP Merger set forth in the WDOP Merger Agreement and in the WROP Merger Agreement, respectively, shall have been satisfied (or waived), and both the WDOP Merger and the WROP Merger shall have been consummated.

                  (e) Financing. The debt and equity financing for the transactions contemplated hereby shall have been received on terms substantially as outlined in the Financing Commitments (excluding from this condition the failure to receive equity financing due to the breach of any equity Financing Commitment by Parent or an Affiliate of Parent).

                  (f) Material Adverse Change or Effect. Since the Prior Execution Date, no change, event or effect shall have occurred that shall have caused, or could reasonably be expected to cause, a Material Adverse Change or Material Adverse Effect with respect to the Company, and



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

Parent shall have received a certificate to such effect from the Chief Executive Officer and Chief Financial Officer of the Company.

                  (g) Drever Partners Stock Purchase Agreement. The sale of the outstanding shares of common stock of Drever Partners, Inc. pursuant to the Drever Partners Stock Purchase Agreement shall have been consummated.

                  (h) Legal Opinion. Locke Liddell & Sapp LLP, counsel to the Company, shall have delivered a legal opinion in the form attached as Exhibit N hereto, dated the Closing Date and addressed to the Company, Parent and Newco, to the effect that (A) the Company has qualified to be taxed as a real estate investment trust pursuant to the Code for each of its taxable years ending December 31, 1993 through December 31, 1999, and the short taxable year beginning January 1, 2000 and ending when the Closing occurs, and (B) each Company Partnership (as defined below) is properly treated as a partnership and not as a "publicly traded partnership" for federal income taxes. For purposes of this Agreement, the term "Company Partnership" shall include all Company Subsidiaries that are organized as partnerships included in Schedule 3.1(a) of the Company Disclosure Schedule. In rendering such opinions, Locke Liddell & Sapp LLP may rely upon (and the Company shall be required to make) representations requested of the Company by Locke Liddell & Sapp LLP.

         6.3 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company:

                  (a) Representations and Warranties of Newco and Parent. Each of the representations and warranties of Newco and Parent set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Newco and Parent contained herein that is modified by a materiality or Material Adverse Effect qualifier(s) shall not be further qualified hereby) as of the date made and as of the Closing Date as though made on and as of the Closing Date (to the extent that a representation and warranty speaks only as of a particular date, then as of the Closing Date such representation and warranty shall be made on and as of such particular date rather than as of the Closing Date), and the Company shall have received a certificate to such effect signed on behalf of Newco by the Chief Executive Officer and the Chief Financial Officer of Newco and signed on behalf of Parent by its general partner.

                  (b) Performance of Obligations of the Company. Each of Newco and Parent shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Newco by the Chief Executive Officer and the Chief Financial Officer of Newco and signed on behalf of Parent by its general partner.



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

                                    ARTICLE 7

                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company entitled to vote thereon:

                  (a) by mutual written consent of the Company, Parent and Newco, or by mutual action of their respective Boards of Directors or general partner, as applicable;

                  (b) by either the Company, Parent or Newco:

                           (i) if (A) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, the WDOP Merger or the WROP Merger, and such Injunction or other action shall have become final and nonappealable; or (B) the Merger Vote shall not have been obtained upon a vote held at a duly held meeting of stockholders, or at any adjournment thereof, or (C) unless (1) prohibited by an event described in clause (A) or (2) resulting from any act or omission of Parent or Newco or their Affiliates, as of the day immediately prior to the Termination Date, either (x) no meeting of the Company's stockholders shall have been held pursuant to Section 5.4 or (y) if held, no vote shall have been taken in respect of Merger;

                           (ii) if the Merger shall not have been consummated by June 30, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

                           (iii) in the event of a breach by the Company, on the one hand, or Parent or Newco, on the other hand, of any representation, warranty, covenant or other agreement contained in this Agreement which
         (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b), as applicable, and (B) cannot be cured or, if curable, has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"); provided that in no event shall such 30-day period extend beyond the Termination Date; and provided, further, that the parties agree that a breach of the second sentence of Section 5.4 or the obligations of the Company under Section 4.2 cannot be cured and shall be deemed a "willful breach" for the purposes of Section 7.2(a) (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                  (c) by Parent or Newco if, prior to the Stockholders Meeting,
(i) the Company Special Committee or the Board of Directors of the Company shall have withdrawn or modified, in



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

any manner which is adverse to Parent or Newco, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, or shall have resolved to do so, or (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Company Acquisition Proposal or any transaction described in the definition of Company Acquisition Proposal, or shall have resolved to do so;

                  (d) by the Company if, prior to the Stockholders Meeting, (i) the Company Special Committee or the Board of Directors of the Company shall have determined to withdraw or modify, in any manner which is adverse to Parent or Newco, its recommendation or approval of the Merger and this Agreement and the transactions contemplated hereby pursuant to Section 4.2, (ii) the Company shall have given notice to Parent advising Parent that the Company has received a Company Superior Proposal from a third party, specifying the material terms and conditions of such Company Superior Proposal (including the identity of the third party), and advising Parent that the Company intends to terminate this Agreement in accordance with this Section 7.1(d), and (iii) either (A) Parent and Newco shall not have revised their acquisition proposal within five business days after the date on which such notice is deemed to have been given to them, or (B) if Parent and Newco within such period shall have revised their acquisition proposal, the Board of Directors of the Company, after consultation with the Company's financial advisor, shall have determined in its good faith reasonable judgment that the third party's Company Acquisition Proposal is superior to the Company's revised acquisition proposal; provided that the Company may not effect such termination pursuant to this Section 7.1(d) unless the Company has contemporaneously with such termination tendered payment to Parent, or its designee, of the Break Up Fee pursuant to Section 7.2(b) and the Termination Expenses of Parent and Newco pursuant to Section 7.2(d)(i) and the five business day period has expired (it being understood that any amendment to the price or material terms of a Company Superior Proposal shall require an additional notice under clause (ii) above and an additional period of five business days under clause (iii) above);

                  (e) by Parent or Newco if, after the Prior Execution Date, a change, event or effect shall have caused or could reasonably be expected to cause a Material Adverse Change or Material Adverse Effect with respect to the Company;

                  (f) pursuant to Section 8.8;

                  (g) by Parent or Newco, if any Financing Commitment expires or otherwise terminates pursuant to its terms; provided, however, that (i) no termination pursuant to this Section 7.1(g) shall be effective unless Parent or Newco shall have given written notice to the Company of such termination no later than 30 days after such expiration or termination of such Financing Commitment, and (ii) if Parent or Newco does not exercise such right to terminate this Agreement within such 30-day period, then the condition to Newco's obligation to effect the Merger under Section 6.2(e) shall automatically be deleted from this Agreement after the end of such 30-day period;

                  (h) by Parent or Newco if, on the scheduled Closing Date, the providers of debt financing under the debt Financing Commitments (excluding the Financing Commitment of The



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

Chase Manhattan Bank) are willing to provide debt financing pursuant to the terms of such Financing Commitments, but the aggregate gross proceeds available from such debt financing are less than $825,000,000;

                  (i) by Parent or Newco if, on the scheduled Closing Date, the condition to Newco's obligation to effect the Merger set forth in Section 6.2(e) has not been satisfied;

                  (j) by the Company if, on the scheduled Closing Date, (i) neither Parent nor Newco has the right to terminate this Agreement pursuant to
Section 7.1, (ii) all of the conditions to Newco's obligation to effect the Merger under Section 6.1 and Section 6.2 have been satisfied, and (iii) Newco fails or refuses to effect the Merger. The Company agrees that it shall not be entitled to terminate this Agreement pursuant to Section 7.1(b)(iii) under the circumstances set forth in the immediately preceding sentence of this Section 7.1(j);

                  (k) by the Company if, on the scheduled Closing Date, the sum of the Extraordinary Capital Expenditures Payments and the Extraordinary Consent Payments exceeds Five Million Dollars ($5,000,000); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this
Section 7.1(k) if Parent and Newco waive the requirement that the Cash Merger Consideration be reduced by the amount, if any, by which these Extraordinary Capital Expenditures Payments and Extraordinary Consent Payments exceed Five Million Dollars ($5,000,000); or

                  (l) if the retention bonuses provided for in Section 3.1(l) exceed Two Million Dollars ($2,000,000).

         A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision in this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on only one provision in this Section 7.1 for any such termination.

         7.2 Effect of Termination.

                  (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except with respect to this Section 7.2, the second and third sentences of
Section 5.3, Section 5.13 and Article 8; provided, however, that if such termination results from a willful breach (except as provided in Section 8.8 and excluding from being deemed a willful breach any termination by the Company pursuant to Section 7.1(j)) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement, the breaching party shall be fully liable for such breach notwithstanding the termination of this Agreement (it being understood that such liability shall be reduced by any payments made under Section 7.2(d)).


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

                  (b) If (i) Parent or Newco terminates this Agreement pursuant to Section 7.1(c) or (ii) the Company terminates this Agreement pursuant to
Section 7.1(d), then the Company shall, on the day of, and as a condition to the effectiveness of, such termination, pay Parent or its designee a fee in cash equal to Twenty-Six Million Seven Hundred Fifty Thousand Dollars ($26,750,000) (such fee is referred to as the "Break Up Fee"), by wire transfer of immediately available funds to an account designated by Parent.

                  (c) If (i) this Agreement is terminated by either Parent, Newco or the Company pursuant to clauses (B) or (C) of Section 7.1(b)(i) because the stockholders of the Company shall not have approved the Merger at the Stockholders Meeting referred to in Section 5.4 or because no meeting was held or no vote taken, (ii) at the time of such Stockholders Meeting (or, in the case where no meeting was held, at any time within 30 days prior to the date of termination) there shall have been pending a Company Acquisition Proposal and
(iii) within 12 months after the date of termination the Company agrees to or consummates a Company Acquisition Proposal (whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal pending at the time of such meeting or, in the case where no meeting was held, pending at any time within 30 days prior to the date of such termination), then at the closing or other consummation of such Company Acquisition Proposal the Company shall pay Parent or its designee an amount equal to the Break Up Fee by wire transfer of immediately available funds to an account designated by Parent.

                  (d) (i) In addition to any other amounts that may be payable pursuant to this Section 7.2, if this Agreement is terminated for any reason pursuant to Section 7.1 (other than (A) pursuant to Section 7.1(a), (B) by the Company pursuant to Section 7.1(b)(iii) because Parent or Newco is in Material Breach of this Agreement, (C) by Parent or Newco pursuant to Section 7.1(h) or
(D) by Parent or Newco pursuant to Section 7.1(i) if, on the scheduled Closing Date, the condition to Newco's obligation to effect the Merger set forth in
Section 6.2(e) has not been satisfied solely due to the failure of The Chase Manhattan Bank to provide debt financing under its Financing Commitment), then the Company shall, on the date of such termination, pay to Parent the Termination Expenses (as defined below) of Parent and Newco payable hereunder in cash by wire transfer of immediately available funds to an account designated by Parent. The Termination Expenses of Parent payable hereunder shall be an amount equal to the lesser of Twelve Million Dollars ($12,000,000) or the total Termination Expenses of Parent and Newco.

                           (ii) In addition to any other amounts that may be
payable pursuant to this Section 7.2, if this Agreement is terminated by the Company pursuant to Section 7.1(b)(iii) because Parent or Newco is in Material Breach of this Agreement, Parent shall, on the date of such termination, pay to the Company the Termination Expenses of the Company payable hereunder in cash by wire transfer of immediately available funds to an account designated by the Company. The Termination Expenses of the Company payable hereunder shall be an amount equal to the lesser of Two Million Dollars ($2,000,000) or the total Termination Expenses of the Company (such lesser amount, the "Base Amount").

                           (iii) As used herein, "Termination Expenses" shall
mean such amount as may be required to reimburse a party and its Affiliates for all reasonable out-of-pocket fees, costs



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

and expenses incurred by any of them in connection with their (or any of their agent's or consultant's) due diligence efforts or the transactions contemplated by the Transaction Documents and the OP Transaction Documents, including, without limitation, (A) fees, costs and expenses of accountants, counsel (including a reasonable allocation of the time of any in-house counsel engaged on the transactions contemplated hereby), financial advisors and other similar advisors, (B) fees paid to any Governmental Entity and (C) fees, costs and expenses paid or payable to third parties under any financing commitments or similar arrangements or in connection with financing transactions or efforts, including, without limitation, any purchaser or underwriter's discounts relating to the sale of the debt or equity financing (except for the principal amount payable in connection therewith, but including all accrued interest payable in connection therewith), the making of any repurchase offer in respect of such financing, costs in connection with interest rate hedging or protection agreements, or any fees paid or payable to financing sources upon the termination of this Agreement, and (D) any fees, costs and expenses incurred in connection with the performance or receipt of environmental studies and reports, title commitments, property surveys, market surveys, termite reports, property appraisals, and engineering reports (environmental and structural) as part of the due diligence conducted in connection with the transactions contemplated by the Transaction Documents and the OP Transaction Documents. Notwithstanding the foregoing, in the case of the Company, the Termination Expenses shall be an amount equal to the lesser of (i) the Base Amount and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing it to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to the Company and (B) in the event the Company receives an opinion from outside counsel (the "Termination Tax Opinion") to the effect that the receipt by the Company of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that receipt by the Company of the remaining balance of the Base Amount following the receipt of and pursuant to such opinion would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that the Company is not able to receive the full Base Amount, Parent shall place the unpaid amount in escrow and shall not release any portion thereof to the Company unless and until the Company receives any one or combination of the following: (x) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (y) a Termination Tax Opinion, in which event Parent shall pay to the Company the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in the immediately preceding clause (x) above or, as applicable, the Termination Tax Opinion.

                  (e) Any Break Up Fee or Termination Expenses of Parent or Newco shall be paid by the Company without reservation of rights or protests, and the Company (and its Affiliates) upon making such payment shall be deemed to have released and waived any and all rights that it may have to recover such amounts. Any Termination Expenses of the Company shall be paid by Parent without reservation of rights or protests, and Parent (and its Affiliates) upon making such payment shall be deemed to have released and waived any and all rights that it may have to recover such


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

amounts. Nothing contained in this Section 7.2(e) shall be deemed to override or effect the parenthetical at the end of Section 7.2(a).

                  (f) (i) If this Agreement is terminated by the Company under
Section 7.1(j), the parties agree and acknowledge that the Company will suffer damages that are not practicable to ascertain, and Parent and Newco agree to pay the Company as liquidated damages a fee in cash (the "Liquidated Damages Base Amount") equal to Five Million Dollars ($5,000,000), by wire transfer of immediately available funds to an account designated by the Company within five days after such termination. The parties agree that the foregoing liquidated damages are reasonable considering all the circumstances existing as of the date hereof and constitute the parties' good faith estimate of the actual damages reasonably expected to result from such termination of this Agreement by the Company. The Company agrees that, to the fullest extent permitted by law, the Company's right to terminate this Agreement and the Company's right to receive payment of the liquidated damages described above as provided in this Section 7.2(f) shall be the Company's sole and exclusive right and remedy if the Closing does not occur with respect to any damages whatsoever that the Company may suffer or allege to suffer as a result of any claim or cause of action asserted by the Company relating to or arising from the Transaction Documents and the OP Transaction Documents and the transactions contemplated hereby or thereby, and no other damages (including, without limitation, the payment of any Termination Expenses of the Company) shall be payable by Parent, Newco or any Parent Affiliate (as hereinafter defined) in connection with such termination. Notwithstanding the foregoing, the liquidated damages shall be an amount equal to the lesser of (i) the Liquidated Damages Base Amount and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing it to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Company, and (B) in the event the Company receives the Termination Tax Opinion to the effect that the receipt by the Company of the Liquidated Damages Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Company of the remaining balance of the Liquidated Damages Base Amount following the receipt of and pursuant to such opinion would not be deemed constructively received prior thereto, the Liquidated Damages Base Amount less the amount payable under clause (A) above. In the event that the Company is not able to receive the full Liquidated Damages Base Amount, Parent shall place the unpaid amount in escrow and shall not release any portion thereof to the Company unless and until the Company receives any one or combination of the following: (x) a letter from its independent accountants indicating the maximum amount that can be paid at that time without causing it to fail to meet the REIT Requirements or (y) a Termination Tax Opinion, in which event Parent shall pay to the Company the lesser of the unpaid Liquidated Damages Base Amount or the maximum amount stated in the letter referred to in the immediately preceding clause (x) above or, as applicable, the Termination Tax Opinion.

                           (ii) As a condition of payment, and upon receipt of
such amount as liquidated damages under this Section 7.2(f), the Company hereby irrevocably and unconditionally releases, acquits, and forever discharges Parent, Newco and all Parent Affiliates of and from any and all Released Claims (as defined below), including without limitation, all Released Claims arising


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

out of, based upon, resulting from or relating to the negotiation, execution, performance, breach or otherwise related to or arising out of the Transaction Documents or any agreement entered into in connection therewith or related thereto and any transaction contemplated by any Transaction Documents or any such other agreement. "Released Claims" as used herein shall mean any and all charges, complaints, claims, causes of action, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, demands, debts, liabilities, express or implied contracts, obligations of payment or performance, rights of offset or recoupment, accounts, damages, costs, losses or expenses (including attorneys' and other professional fees and expenses) held by any party hereto, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative.

         7.3 Amendment. Subject to Section 7.5, this Agreement may be amended by the parties hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company entitled to vote thereon; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such stockholders without first obtaining such further approval. Subject to Section 7.5, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. Subject to Section 7.5, at any time prior to the Effective Time, the parties hereto may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(c) waive compliance with any of the agreements or conditions contained herein. Subject to Section 7.5, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require (i) in the case of the Company, action by its Board of Directors and the Company Special Committee, (ii) in the case of Newco, action by its Board of Directors, and (iii) in the case of Parent, action by its general partner.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Payment of Expenses. Except as otherwise expressly provided in this Agreement or by law, if the Closing does not occur, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that the Company and Parent shall share equally the expenses incurred by the Company and Parent in connection with the printing and mailing of the Proxy Statement/Prospectus and all filing fees paid in connection with the S-4 to the SEC and provided that this Section 8.1 shall in no way affect the rights and obligations of the parties under



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

Article 7. Notwithstanding the foregoing, if the Closing does occur, then the Company shall pay or reimburse Parent or Newco for all costs and expenses incurred by them or their Affiliates in connection with the transactions contemplated by the Transaction Documents or the OP Transaction Documents.

         8.2 Nonsurvival of Representations, Warranties and Agreements. Subject to the remaining provisions of this Section 8.2, the representations, warranties and agreements in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements that by their terms contemplate performance after the Effective Time. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

         8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answer back or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), or (c) five business days after the date of mailing to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

                  (i)      if to the Company, to:

                           Walden Residential Properties, Inc.
                           5080 Spectrum Drive, Suite 1000 East
                           Addison, Texas  75001
                           Telecopy:  (972) 490-2781
                           Attention:  General Counsel

                           with a copy (which shall not constitute notice) to:

                           Locke Liddell & Sapp LLP
                           2200 Ross Avenue, Suite 2200
                           Dallas, Texas  75201
                           Telecopy:  (214) 740-8800
                           Attention: Kenneth L. Betts


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

                           and (b) if to Parent or Newco, to:

                           Oly Hightop Parent, L.P.
                           Oly Hightop Corporation
                           200 Crescent Court, Suite 1600
                           Dallas, Texas  75201
                           Telecopy: (214) 740-7340
                           Attention: General Counsel

                           with copies to:

                           Vinson & Elkins L.L.P.
                           2001 Ross Avenue
                           Dallas, Texas 75201
                           Telecopy: (214) 220-7716
                           Attention: Michael D. Wortley

         8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

         8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The provisions of Sections 5.7, 5.11 and 8.11 are intended to be for the benefit of, and shall be enforceable by, the persons referred to therein and their respective heirs and representatives; provided, however, that this Agreement (including such provisions) shall be enforceable only against the parties hereto. Except as provided in the immediately preceding sentence, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.



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

         8.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a Material Breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under the Confidentiality Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding solely upon, inure to the sole benefit of and be enforceable solely by the parties and their respective successors and assigns.

         8.10 Specific Performance. The Company hereby acknowledges and agrees that the failure of the Company to perform its obligations under the Transaction Documents and the OP Transaction Documents in accordance with their specific terms or to otherwise comply with such obligations, including its failure to take all actions as are necessary on its part to the consummation of the Merger, the WDOP Merger and the WROP Merger will cause irreparable injury to Parent and Newco for which damages, even if available, will not be an adequate remedy. Accordingly, the Company hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Company's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions of the Transaction Documents and the OP Transaction Documents.

         8.11 No Affiliate Liability. Each of the following is herein referred to as a "Parent Affiliate:" (a) any direct or indirect holder of any equity interests or securities in Parent or Newco (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of Parent or Newco, or
(c) any director, officer, employee, representative or agent of (i) Parent or Newco, (ii) any Affiliate of Parent or Newco or (iii) any such holder of equity interests or securities referred to in clause (a) above. No Parent Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under the Transaction Documents or the OP Transaction Documents or the transactions contemplated hereby or thereby, and the Company hereby waives and releases all claims of any such liability and obligation, it being understood that no such person or entity (other than Parent or Newco) shall be liable for or in respect of the Transaction Documents and the OP Transaction Documents or the transactions contemplated hereby or thereby.



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

         8.12 Schedule Definitions. All capitalized terms in the Company Disclosure Schedule or Parent/Newco Disclosure Schedule shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

         8.13 Effect of Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Prior Agreement pursuant to Section 7.3 of the Prior Agreement. The Company, Parent and Newco hereby agree that the Prior Agreement shall hereafter be void and of no further force or effect. References to the "Agreement and Plan of Merger" or the "Merger Agreement" contained in any other instrument or document referenced in or executed in conjunction with the Prior Agreement shall mean this Agreement.


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

         IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.


                                   WALDEN RESIDENTIAL PROPERTIES, INC.,
                                   a Maryland corporation


                                   By:      /s/ Marshall B. Edwards
                                      -----------------------------------------
                                   Name:    Marshall B. Edewards
                                        ---------------------------------------
                                   Title:   President and CEO
                                         --------------------------------------


                                   OLY HIGHTOP CORPORATION,
                                   a Maryland corporation


                                   By:      /s/ David B. Deniger
                                      -----------------------------------------
                                   Name:    David B. Deniger
                                        ---------------------------------------
                                   Title:   President
                                         --------------------------------------


                                   OLY HIGHTOP PARENT, L.P.,
                                   a Delaware limited partnership

                                   By:   Oly Hightop Parent GP, LLC,
                                         its general partner


                                         By:        /s/ David B. Deniger
                                            -----------------------------------
                                         Name:      David B. Deniger
                                              ---------------------------------
                                         Title:     President
                                               --------------------------------



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